Exhibit 4.10

CPG INTERNATIONAL LLC

AS ISSUER

THE GUARANTORS

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

AS TRUSTEE

9.500% Senior Notes due 2025

INDENTURE

Dated as of May 12, 2020

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SECTION 12.14.	Force Majeure	145
SECTION 12.15.	Severability; Entire Agreement	145
SECTION 12.16.	Electronic Signatures	145

SCHEDULE I	Guarantors
EXHIBIT A	Form of Note
EXHIBIT B	Form of Indenture Supplement to Add Future Guarantors

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INDENTURE dated as of May 12, 2020 (as amended, restated or supplemented from time to time, this “Indenture”), among CPG International LLC, the guarantors party hereto from time to time and Wilmington Trust, National Association (the “Trustee”), as Trustee.

WHEREAS, all things have been done to make this Indenture and the Notes (as defined below) legal, valid and binding obligations of the Issuer and the Guarantors.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuer’s 9.500% Senior Notes due 2025, issued on the date hereof (the “Initial Notes”), (ii) if and when issued, an unlimited principal amount of additional 9.500% Senior Notes due 2025 that may be offered from time to time subsequent to the Issue Date, subject to Section 2.1 and Section 3.2, as part of the same series as the Initial Notes whether or not they bear the same “CUSIP” number (the “Additional Notes” and, together with the Initial Notes, the “Notes”) as provided in Section 2.1(a):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.    Definitions.

“2013 Notes Issuance Date” means September 30, 2013.

“Acquired Indebtedness” means Indebtedness (a) of a Person existing at the time such Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary, including Indebtedness Incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, or becoming a Restricted Subsidiary of such Person or (b) assumed in connection with the acquisition of assets from such Person and (c) Indebtedness secured by a Lien encumbering any asset acquired by a Person.

Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (a) of the preceding sentence, on the date such Person is merged, consolidated or amalgamated with or into or becomes a Restricted Subsidiary and, with respect to clause (b) of the preceding sentence, on the date of consummation of the acquisition of such assets.

“Additional Notes” has the meaning ascribed to it in the third introductory paragraph of this Indenture.

“Additional Refinancing Amount” means, in connection with the Incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness or Disqualified Stock Incurred to pay accrued and unpaid interest, premiums (including tender premiums), expenses, defeasance costs and fees in respect thereof.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Applicable Premium”

means, with respect to any Note on any Redemption Date, the greater of:

(a)    1.0% of the principal amount of the Note; or

(b)    the excess, if any, of:

(i)    the present value at such Redemption Date of (A) the redemption price of the Note at May 15, 2022 (such redemption price being set forth in the table appearing in Section 5.7(e)), plus (B) all required interest payments due on the Note through May 15, 2022 (excluding accrued and unpaid interest due on the Note to the Redemption Date), computed at a discount on the basis of semi-annual compounding using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(ii)    the principal amount of such Note.

The Issuer shall calculate the Applicable Premium and the Trustee shall have no duty to confirm or verify such calculation.

“Applicable Procedures” means, with respect to any selection, transfer or exchange of, or for beneficial interests in, any Global Note, the rules and procedures of DTC, Euroclear and/or Clearstream that apply to such selection, transfer or exchange.

“Asset Sale” means (a) any sale, conveyance, transfer or other disposition by the Issuer or any of its Restricted Subsidiaries to any Person in any single transaction or series of related transactions of property or assets (including by way of a Sale and Leaseback Transaction) (each referred to in this definition as a “disposition”) or (b) the issuance or sale of equity interests (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary) in any single transaction or series of related transactions;

provided, however, that the term “Asset Sale” shall exclude:

(a)    any disposition permitted by the provisions described under Section 4.1 that constitutes a disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries or any disposition that constitutes a Change of Control;

(b)    (i) any disposition of assets or property or sale of equity interests of any Restricted Subsidiary in any one or related series of transactions, in each case, with an aggregate Fair Market Value not to exceed the greater of (x) $30.0 million and (y) 15.0% of EBITDA of the Issuer for the Relevant Measurement Period immediately preceding such date on which such additional Indebtedness is Incurred, determined on a Pro Forma Basis, or (ii) any issuance or sale of Capital Stock of any Restricted Subsidiary (x) to the Issuer or another Restricted Subsidiary or (y) to the Issuer or a Restricted Subsidiary or to

other holders of Capital Stock of a Restricted Subsidiary that is not a Wholly-Owned Subsidiary so long as the Issuer or such Restricted Subsidiary (1) receives at least its pro rata share of such dividend or distribution (to the extent such issuance of Capital Stock is being received as a dividend or distribution) or (2) such transaction is made with all equity holders of such non-Wholly-Owned Subsidiary on a pro rata basis and the economic ownership interest of the Issuer and its Restricted Subsidiaries in such non- Wholly-Owned Subsidiary is not reduced by such transaction;

(c)    sales or other dispositions of cash or Cash Equivalents;

(d)    any issuance, sale or pledge of equity interests in, or Indebtedness or other securities of, Unrestricted Subsidiaries;

(e)    the sale in a Sale and Leaseback Transaction of any assets acquired within 90 days of the acquisition thereof;

(f)    disposition of any unnecessary, obsolete, damaged or worn out assets or other assets that are no longer used or useful (including permanently retired property) or any disposition of inventory or goods held for sale, in each case, in the ordinary course of business or consistent with past practice or industry norm;

(g)    a Restricted Payment or Permitted Investment that is otherwise permitted by this Indenture;

(h)    any exchange or swap of assets (including a combination of assets and Cash Equivalents), or lease, assignment or sublease of any real or personal property in exchange for Related Business Assets of comparable or greater market value or usefulness to the business of the Issuer and the Restricted Subsidiaries, as determined in good faith by the Issuer (or any Parent Entity on behalf of the Issuer); provided that the Fair Market Value (as determined in good faith by the Issuer or any Parent Entity on behalf of the Issuer) thereof shall not exceed in any fiscal year of the Issuer the greater of

(x)    $50.0 million and (y) 25.0% of EBITDA of the Issuer for the Relevant Measurement Period immediately preceding such date on which such transaction occurs, determined on a Pro Forma Basis;

(i)    the concurrent purchase and sale or exchange or contribution of Related Business Assets to the extent the Related Business Assets received are of substantially equivalent or greater value than the assets transferred as determined in good faith by the Issuer (or any Parent Entity on behalf of the Issuer);

(j)    the creation or incurrence of, or any disposition in connection with, Permitted Liens;

(k)    leases, subleases, licenses, sublicenses and assignments of assets in the ordinary course of business or consistent with past practice (including relating to intellectual property);

(l)    any disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(m)    dispositions or forgiveness of accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(n)    grants of credits or allowances in the ordinary course of business or consistent with past practice;

(o)    the termination, settlement, extinguishment or unwinding of any Hedging Obligation or obligation under any Hedging Agreement;

(p)    the abandonment or other disposition of intellectual property that is no longer economically practicable or commercially reasonable to maintain or which in the good faith determination of the Issuer (or any Parent Entity on behalf of the Issuer) is not material to the conduct of or no longer useful to the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(q)    any exchange of property pursuant to Section 1031 of the Code (or any comparable or successor provision) for use in a Permitted Business (excluding boot thereon), which may be in connection with an Asset Sale;

(r)    the issuance of Capital Stock by the Issuer;

(s)    (i) foreclosures and forced dispositions, including dispositions required by court order or regulatory decree or otherwise compelled or required by regulatory authorities or (ii) any disposition of assets resulting from a casualty event or the taking thereof by any Person pursuant to the power of eminent domain, condemnation, expropriation or otherwise, or pursuant to sale thereof to a purchase with such power under an actual threat of such taking;

(t)    any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions;

(u)    sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar agreements;

(v)    any surrender or waiver of contract rights or settlement, releases or surrender of contract rights or other litigation claims of any kind in the ordinary course of business; and

(w)    the disposition of any assets (including equity interests) (i) acquired in a transaction permitted under this Indenture, which assets are not used or useful in the business of the Issuer and its Restricted Subsidiaries, or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Issuer (or any Parent Entity on behalf of the Issuer) to consummate any acquisition permitted under this Indenture.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or any portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended); provided that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been duly adopted by the Governing Persons of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, as of the date of determination, an amount equal to the sum of (1) 92.5% of the book value of the eligible receivables of the Issuer and the Guarantors plus (2) the lesser of (a) 90% of the lower of cost or market of eligible inventory of the Issuer and the Guarantors and (b) 90% of the appraised net orderly liquidation value of eligible inventory of the Issuer and the Guarantors. Book value shall be determined in accordance with GAAP and shall be calculated using amounts reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or, with respect to any payments to be made under this Indenture, the place of payment, are authorized or required by law to close.

“Capital Stock” means:

(a)    in the case of a corporation, shares in the capital of such corporation;

(b)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(c)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

(d)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

(e)    any warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the notes thereto) in accordance with GAAP.

“Cash Equivalents” means any of the following:

(a)    U.S. dollars, Canadian dollars, pounds sterling, euros or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business and not for speculation;

(b)    direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed or insured by the United States of America or any member of the European Union or any agency thereof, in each case, with average maturities not exceeding two years from the date of acquisition;

(c)    time deposits, eurodollar time deposits, certificates of deposit and money market deposits, in each case, with maturities not exceeding one year from the date of acquisition thereof, and overnight bank deposits, in each case, with any commercial bank having capital, surplus and undivided profits of not less than $250.0 million and whose long term debt, or whose parent holding company’s long term debt, is rated at least “A-2” by Moody’s or at least “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(d)    repurchase obligations for underlying securities of the types described in clauses (b) and (c) above entered into with a bank meeting the qualifications described in clause (c) above;

(e)    commercial paper maturing not more than one year after the date of acquisition issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or in a currency of a country described in clause (b) above with a rating, at the time any investment therein is made, of at least “P-1” by Moody’s or at least “A-1” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(f)    securities with average maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(g)    Indebtedness issued by persons (other than a Sponsor or any Sponsor Affiliates) with a rating of at least “A-2” by Moody’s or “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with average maturities not exceeding one year from the date of acquisition;

(h)    shares of, or interests in, investment funds investing at least 95% of their assets in securities satisfying any of the provisions of clauses (a) through (g) above;

(i)    money market funds that (A) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (B) are rated “Aaa” by Moody’s and “AAA” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency) and (C) have portfolio assets of at least $250.0 million; and

(j)    instruments equivalent to those referred to in clauses (a) through (i) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“CFC” means a foreign corporation within the meaning of Section 957 of the Code; provided, that a foreign corporation shall not be treated as a CFC to the extent that a guarantee by or security interest with respect to such foreign corporation would not result in material adverse tax consequences as reasonably determined by the Issuer.

“CFC Holdco” means any entity organized in the United States, any state thereof or the District of Columbia that owns no material assets other than equity interests of one or more CFCs; provided, that an entity organized in the United States, any state thereof or the District of Columbia shall not be treated as a CFC Holdco to the extent that a guarantee by or security interest with respect to such entity would not result in material adverse tax consequences as reasonably determined by the Issuer.

“Change of Control” means:

(a)    at any time prior to the consummation of a Qualified IPO, the Permitted Holders cease to beneficially own, in the aggregate, directly or indirectly, at least a majority of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Issuer (in each case, determined on a fully diluted basis but not giving effect to contingent voting rights that have not vested); or

(b)    at any time upon or after the consummation of a Qualified IPO, (a) any Person (other than one or more Permitted Holders or any underwriter participating in a Qualified IPO) or (b) Persons (other than one or more Permitted Holders or any underwriter participating in a Qualified IPO) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan), becomes the beneficial owner, directly or indirectly, of equity interests representing more than 50.0% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Issuer (in each case, determined on a fully diluted basis but not giving effect to contingent voting rights that have not vested) and the percentage of the aggregate ordinary voting power represented by the equity interests of the Issuer beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders (in each case, determined on a fully diluted basis but not giving effect to contingent voting rights that have not vested);

unless, in the case of either clause (a) or (b) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the people constituting the Governing Persons of the Issuer or any Parent Entity on behalf of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of

(a)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, (v) net payments and receipts (if any) pursuant to interest rate Hedging Obligations with respect to Indebtedness, and (vi) commissions, discounts, yield and other fees and charges (including any interest expense) related to any factoring transaction or receivables facility which are payable to Persons other than the Issuer and its Restricted Subsidiaries, and excluding (vii) non-cash interest expense attributable to movement in mark-to-market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP, (viii) accretion or accrual of discounted liabilities not constituting Indebtedness, (ix) interest expense attributable to a Parent Entity resulting from push- down accounting, (x) any “additional interest” or “penalty interest” with respect to any securities, (xi) any accretion of accrued interest of discounted liabilities not constituting Indebtedness, (xii) amortization of deferred financing fees, indebtedness issuance costs, commissions, fees and expenses with respect to any intercompany Indebtedness, (xiii) any expensing of bridge, commitment and other financing fees and (xiv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any factoring transaction or receivables or securitization facility); plus

(b)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c)    interest income for such period;

provided that, for purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of the Indebtedness to which such Consolidated Interest Expense relates.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer (or any Parent Entity on behalf of the Issuer) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP; provided that, without duplication:

(a)    the cumulative effect of a change in accounting principles shall be excluded;

(b)    any net after-tax extraordinary, exceptional, nonrecurring or unusual gains or losses (less all fees and expenses relate thereto) or expenses or charges; any severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans; excess pension charges; any expenses related to any reconstruction, decommissioning, recommissioning, repositioning or reconfiguration of assets; fees, expenses, costs or charges relating to unused facility, warehouse or distribution center space, entry into new markets or distribution channels, and contract acquisitions or terminations; closing costs, rebranding costs, acquisition integration costs and relocation costs and expenses; costs for discontinued operations (including rent termination costs), opening costs and project start-up costs; costs relating to the undertaking or implementation of strategic initiatives, operating expense reductions, other operating improvements or synergies and enterprise resource planning; business development charges and business optimization costs; recruiting costs and signing, retention or completion bonuses; consulting, litigation and arbitration costs, charges, fees and expenses (including settlements); expenses, costs, fees or charges related to any repurchase or issuance of Capital Stock of any Restricted Subsidiary, the Issuer or a Parent Entity or debt securities of any Restricted Subsidiary, the Issuer or any Parent Entity, Investment, acquisition, merger, consolidation, amalgamation, disposition, recapitalization or Incurrence, issuance, repayment, redemption, retirement, repurchase, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful) or any growth capital expenditures or similar transactions; any fees, expenses or charges related to the Transactions (including any costs relating to auditing prior periods, any transition-related expenses, and transaction expenses incurred before, on or after the Issue Date) and any financial advisory fees, transaction fees, accounting fees, legal fees and other similar advisory, consulting or other fees and related out-of-pocket costs and expenses, in each case, shall be excluded;

(c)    [Reserved]

(d)    the net after-tax effect of gains, losses, charges and expenses attributable to business dispositions or asset dispositions or the sale or other disposition of any Capital Stock of any Person, in each case other than in the ordinary course of business, as determined in good faith by the Issuer or any Parent Entity on behalf of the Issuer, shall be excluded;

(e)    the net after-tax effect of gains, losses, charges and expenses attributable to the early extinguishment, buy-back or conversion of Indebtedness, Hedging Obligations or other derivative instruments (including deferred financing expenses written off and premiums paid) shall be excluded;

(f)    the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid to Issuer or a Restricted Subsidiary of the Issuer thereof in respect of such period in cash (or converted to cash);

(g)    solely for the purpose of determining the amount set forth in Section 3.3(a)(C), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders to, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash to such Person or a Restricted Subsidiary of such Person in respect of such period, to the extent not already included therein;

(h)    the effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in any line item in the Issuer’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(i)    any impairment charges, asset write-offs and write-downs, including impairment charges, asset write-offs and write-downs related to goodwill, intangible assets, long lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP shall be excluded;

(j)    non-cash compensation charges and expenses, including any such charges and expenses arising from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights or equity incentive shall be excluded;

(k)    (i) charges and expenses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, (ii) charges, expenses, accruals and reserves in connection with the rollover, acceleration or payout of Capital Stock held by management of the Issuer or any of its Restricted Subsidiaries and (iii) costs and expenses related to employment of terminated employees;

(l)    charges, expenses and fees Incurred, including any financial advisory, accounting, auditor, legal and other consulting and advisory fees and any SEC or other filling fees and expenses, or any amortization thereof, in connection with any equity offering, acquisition (including any Permitted Investment), merger, investment, recapitalization, asset disposition, incurrence or repayment of indebtedness (including, without limitation, deferred financing expenses), refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any transaction undertaken but not completed) and any non-recurring charges and expenses (including non-recurring merger expenses) Incurred as a result of any such transaction shall be excluded;

(m)    accruals and reserves that are established or adjusted, in each case within 18 months of the subject transaction, including as a result of any acquisition, investment, asset disposition, write-down or write-off (including the related tax benefit) in accordance with GAAP (including any adjustment of estimated payouts on earn-outs) or charges as a result of the adoption or modification of accounting policies shall be excluded;

(n)    any charge or expense resulting from the application of FAS 141R relating to the incurrence of obligations in respect of an “earn out” or other similar contingent obligations, shall be excluded;

(o)    (i) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 270 days and (y) in fact reimbursed within 365 days of the date of such evidence (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within 365 days), losses, charges, expenses, accruals and reserves with respect to liability or casualty events or business interruption shall be excluded and (ii) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Consolidated Net Income in a future period), to the extent the loss covered by such amounts was not otherwise excluded pursuant to the foregoing clause (i);

(p)    losses, charges and expenses that are covered by indemnification, refunding or other reimbursement provisions in connection with any acquisition, investment or any sale, conveyance, transfer or other asset disposition, to the extent actually reimbursed, or, so long as the Issuer or any Parent Entity has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded;

(q)    (i) non-cash or unrealized gains or losses in respect of obligations under Hedging Agreements or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of obligations under Hedging Agreements entered into in the ordinary course of business, and (ii) unrealized gains or losses resulting from currency translation gains or losses related to currency remeasurements of indebtedness (including gains or losses resulting from (A) Hedging Agreements entered into in the ordinary course of business for currency exchange risk and (B) intercompany Indebtedness) and all other unrealized foreign currency translation gains or losses to the extent such gains or losses are non-cash items shall be excluded;

(r)    the net after-tax effect of gains, losses, charges and expenses attributable to disposed or discontinued operations and any net after-tax gains, losses, charges and expenses related to the disposal of disposed, abandoned or discontinued operations shall be excluded;

(s)    non-cash interest charges on defined benefit plans, defined contribution plans or other pension plans shall be excluded; and

(t)    any expenses or charges to the extent paid by a third party on behalf of the Issuer or a Restricted Subsidiary, shall be excluded to the extent the Issuer or its Restricted Subsidiaries are not obligated to reimburse such expenses or charges.

Notwithstanding the foregoing, for the purpose of Section 3.3 only (other than Section 3.3(a)(C)(5)), there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers or sales of assets from Unrestricted Subsidiaries or Restricted Subsidiaries to the extent such dividends, repayments, advance or transfers or sales increase the amount of Restricted Payments permitted under such covenant pursuant to Section 3.3(a)(C)(5).

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries, determined on a Pro Forma Basis in accordance with GAAP as of such date.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum of (without duplication) (a) the aggregate principal amount of Indebtedness for Borrowed Money, Capitalized Lease Obligations and indebtedness obligations evidenced by promissory notes or similar instruments of the Issuer and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (excluding Indebtedness in respect of letters of credit, except to the extent of drawn and unreimbursed amounts thereunder, Indebtedness of Unrestricted Subsidiaries and obligations under Hedging Agreements) of the Issuer and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit) and (b) the aggregate amount of all outstanding Disqualified Stock of the Issuer and its Restricted Subsidiaries and all Preferred Stock of the Issuer’s Non-Guarantor Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchases prices, in each case, determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Stock, such Fair Market Value shall be determined reasonably and in good faith by the Issuer, or any Parent Entity on behalf of the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(a)    to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(b)    to advance or supply funds:

(i)    for the purchase or payment of any such primary obligation, or

(ii)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(c)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than the Sponsors or any Sponsor Affiliate, which directly or indirectly controls, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other Persons.

“Corporate Trust Office” means the office of the Trustee at which at any particular time this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at Wilmington Trust, National Association, 1100 N. Market Street, Wilmington, DE 19890, Attention: CPG International, LLC Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer.

“Debt Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such exchanged, refunding, refinancing, extended, renewed, restated, amended, supplemented, replaced or modified facility or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuance is permitted under Section 3.2) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders or investors.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Definitive Notes” means certificated Notes for which DTC is not the Holder. “Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration. A particular item of Designated Non-cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in exchange for consideration in the form of cash or Cash Equivalents in compliance with Section 3.5(a).

“Designated Preferred Stock” means Preferred Stock of the Issuer or any Parent Entity (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate of the Issuer or the applicable Parent Entity, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 3.3(a)(C).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is convertible, putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), other than solely as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the Notes and the date the Notes are no longer outstanding; provided that only the portion of the Capital Stock that so matures or is mandatorily redeemable, are so convertible, putable or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of such Person or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because they may be required to be repurchased by such Person or any of its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Issuer.

“EBITDA” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)    increased, without duplication, by:

(i)    provision for taxes based on income, profits, revenue or capital gains, including federal, foreign and state income, franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period (including in respect of repatriated funds), including any penalties and interest relating to such taxes or arising from any tax examinations, and any payments to a Parent Entity pursuant to Section 3.3(b)(xii) in respect of such taxes; plus

(ii)    Consolidated Interest Expense; plus

(iii)    extraordinary, non-recurring or unusual losses, charges or expenses; plus

(iv)    losses, charges and expenses attributable to abandoned, closed, disposed or discontinued operations and losses, charges and expenses related to the disposal of disposed, abandoned, closed or discontinued operations; plus

(v)    the amount of management, monitoring, consulting, transaction and advisory fees (including (A) termination fees and (B) distributions and dividends paid to Teachers to approximate management fees and transaction and advisory fees) and related indemnities, charges and expenses paid or accrued to or on behalf of the Issuer (or any Parent Entity on behalf of the Issuer) or any of the Permitted Holders; plus

(vi)    losses, charges and expenses related to internal software development that are expensed but could have been capitalized under alternative accounting policies in accordance with GAAP; plus

(vii)    the amount of “run rate” cost savings, operating expense reductions and synergies projected by the Issuer in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Issuer or any Parent Entity on behalf of the Issuer), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of the Issuer or any of its Restricted Subsidiaries (whether accounted for on the financial statements of any such joint venture or the Issuer), with respect to any investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, restructuring, cost saving initiative, contract negotiation or other initiative (collectively, a “Specified Event”), within 24 months of such Specified Event (which cost savings, operating expense reductions and synergies shall be added to Consolidated Net Income until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable, (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are included in any other clause of this definition of “Consolidated Net Income” (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken) and (C) the share of any such cost savings, expenses and charges with respect to a joint venture that are to be allocated to such Person or any of its Restricted Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated Net Income for the Relevant Measurement Period; plus

(viii)    charges and expenses related to payments made to option holders of the Issuer (or any Parent Entity on behalf of the Issuer) in connection with, or as a result of, any distribution being made to equity holders of such person or any Parent Entity, which payments are being made to compensate such option holders as though they were equity holders at the time of, and entitled to share in, such distribution; plus

(ix)    any other non-cash losses, charges and expenses, including any write-offs, write-downs, expenses, losses or item reducing Consolidated Net Income for such period, decreased by all cash payments during such period on account of accruals on or reserves added back to EBITDA pursuant to this clause (ix) in prior periods, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

(x)    losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness or any Hedging Agreements or other derivative instruments, in each case entered into in the ordinary course of business (including deferred financing expenses written off and premiums paid); plus

(xi)    earn out obligations incurred in connection with the acquisition of any Permitted Business or other Investment and paid or accrued during the applicable period to the extent such earn-out is deducted from the calculation of Consolidated Net Income; plus

(xii)    business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received, so long as the Issuer or any Parent Entity expects the Issuer to receive the same in the next four fiscal quarters); plus

(xiii)    any costs or expense incurred by such Person or any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or phantom equity plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of such Person or Net Cash Proceeds of an issuance of Capital Stock of such Person (other than Disqualified Stock); plus

(xiv)    lost earnings due to (directly or indirectly) the impact of COVID-19 not to exceed 25% of EBITDA after giving effect to the addback permitted by this clause (xiv); provided that (A) such lost earnings are reasonably identifiable and factually supportable and (B) no lost earnings shall be added pursuant to this clause (xiv) to the extent duplicative of any expenses or charges relating to such lost earnings that are included in any other clause of this definition of “EBITDA.”

(b)    decreased by (without duplication), to the extent included in arriving at Consolidated Net Income, (i) gains attributable to the early extinguishment or conversion of Indebtedness or any Hedging Agreements or other derivative instruments, in each case entered into in the ordinary course of business and (ii) non-cash gains increasing Consolidated Net Income for such period, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of EBITDA for any prior period.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any Parent Entity, as applicable (excluding Disqualified Stock), other than:

(a)    public offerings with respect to the Issuer’s or any of its Parent Entities’ common stock registered on Form S-4 or Form S-8;

(b)    issuances to the Issuer or any Subsidiary of the Issuer; and

(c)    any such public or private sale or issuance that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the net cash proceeds or the Fair Market Value of other assets received by the Issuer after the Issue Date from:

(a)    contributions to its common equity capital, or

(b)    the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan of the Issuer) of Capital Stock (other than Disqualified Stock) of the Issuer, in each case, designated by the Issuer as “Excluded Contributions” in an Officer’s Certificate delivered to the Trustee. The net cash proceeds so designated will be excluded from the calculation set forth in Section 3.3(a)(C).

“Excluded Equity” means (a) Capital Stock sold to any employee, manager, director or analogous position or consultant of the Issuer, any Parent Entity and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 3.3(b)(iv), (b) Designated Preferred Stock, (c) Refunding Capital Stock, (d) Capital Stock sold to a Restricted Subsidiary of the Issuer or Indebtedness that has been converted or exchanged for Capital Stock of the Issuer sold to a Restricted Subsidiary of the Issuer or the Issuer, as the case may be, (e) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock, (f) Excluded Contributions, (g) the sale of Capital Stock used to Incur Indebtedness or issue shares of Disqualified Stock pursuant to Section 3.2(b)(xiv), (h) Capital Stock issued or sold to any employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries and (i) Capital Stock that has already been used or designated pursuant to clause (n) of the definition of “Permitted Investments.”

“Excluded Subsidiary” means (a) each Domestic Subsidiary that is not a Wholly-Owned Subsidiary, (b) any Wholly-Owned Subsidiary that is a Subsidiary of a Foreign

Subsidiary that is a CFC, (c) any Domestic Subsidiary that is a CFC Holdco, (d) any Immaterial Subsidiary, (e) any captive insurance company, (f) not-for-profit Subsidiaries, (g) any Unrestricted Subsidiary and (h) any Foreign Subsidiary that is a CFC.

“Fair Market Value” means, with respect to any asset or property, the price of which could be negotiated in an arm’s length transaction, for cash, between a willing seller and a willing buyer, as determined in good faith by the Issuer (or any Parent Entity on behalf of the Issuer). In the case of an Asset Sale, Restricted Payment or Investment, Fair Market Value shall be determined either, at the option of the Issuer, at the time of the Asset Sale, Restricted Payment or Investment or as of the date of the definitive agreement with respect to such Asset Sale, Restricted Payment or Investment, and without giving effect to any subsequent change in value.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.

“Fixed Charges” means with respect to any Person for any period, the sum of:

(a)    Consolidated Interest Expense of such Person for such period paid or payable in cash (excluding (x) any annual agency fees on the Senior Secured Credit Facilities or fees to the Trustee, (y) costs associated with obtaining, or breakage costs in respect of, obligations under Hedging Agreements, and (z) fees and expenses associated with debt issuances); plus

(b)    all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means any Restricted Subsidiary of the Issuer that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements (including the Accounting Standards Codification) of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“Governing Persons” means (a) in the case of any corporation, the board of directors of such person or duly authorized committee thereof, (b) in the case of any limited liability company, the board of directors or managers, manager or managing member of such person or duly authorized committee thereof, (c) in the case of any partnership, the general partner of such person or duly authorized committee thereof and (d) in any other case, the functional equivalent of the foregoing or duly authorized committee thereof.

“Government Securities” means securities that are:

(a)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(b)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including by way of a pledge of assets or through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means each Restricted Subsidiary of the Issuer that provides a Guarantee of the Notes and its permitted successors and assigns.

“Hedging Agreements” means any and all (a) rate swap transactions, currency and interest rate basis swaps, currency and interest rate credit derivative transactions, forward rate transactions, interest rate options, forward foreign exchange transactions, currency and interest rate cap transactions, currency and interest rate floor transactions, currency and interest rate collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options and (b) commodity swaps, commodity options, forward commodity contracts, basis differential swaps, spot contracts, fixed-price physical delivery contracts or other similar agreements, in each case whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

For the avoidance of doubt, Hedging Agreements shall not be deemed speculative or entered into for speculative purposes if any Hedging Agreement is intended in good faith, at inception of execution, (A) to hedge or manage the interest rate exposure associated with any debt securities or debt facilities of the Issuer or its Restricted Subsidiaries, (B) for foreign exchange or currency exchange management or (C) to hedge any exposure that the Issuer or its Restricted Subsidiaries may have to counterparties under other Hedging Agreements such that the combination of such Hedging Agreements is not speculative taken as a whole.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Hedging Agreement.

“Holder” means a Person in whose name a Note is registered in the security register.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Immaterial Subsidiary” means any Subsidiary of the Issuer that (a) did not, as of the last day of the fiscal year of the Issuer most recently ended, have assets with a value in excess of 5.0% of the Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Issuer and its Restricted Subsidiaries on a consolidated basis as of such date, and (b), when taken together with all Immaterial Subsidiaries as of the last day of the fiscal year of the Issuer most recently ended, have assets with a value in excess of 10.0% of Consolidated Total Assets or revenues representing in excess of 10.0% of EBITDA of the Issuer and its Restricted Subsidiaries as of such date; provided that the Issuer shall only be required to make such determination at the time it delivers annual financial statements pursuant to Section 3.9; provided, further, that the requirements set forth in clause (b) shall only be tested at the time a Subsidiary is being designated as an Immaterial Subsidiary and no Subsidiary need be redesignated except in connection with the designation of a new Immaterial Subsidiary.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership, corporation or other bona fide estate planning vehicle the only beneficiaries or equity holders of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor advised fund of which any such individual is the donor.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness. Indebtedness otherwise Incurred by a Person before it becomes a Subsidiary of the Issuer shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Issuer. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Issuer or a Restricted Subsidiary of the Issuer of Indebtedness Incurred by the Issuer or a Restricted Subsidiary of the Issuer, as applicable, shall not be a separate Incurrence of Indebtedness. In addition, the following shall not be deemed a separate Incurrence of Indebtedness:

(a)    amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(b)    the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

(c)    the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness; and

(d)    unrealized losses or charges in respect of Hedging Obligations or obligations under Swap Obligations.

“Indebtedness” means (without duplication), with respect to any Person:

(a)    any indebtedness (including principal and premium) of such Person, whether or not contingent:

(i)     in respect of borrowed money;

(ii)    evidenced by bonds, debentures, notes or similar instruments or reimbursement obligations in respect of drawn letters of credit or drawn bankers’ acceptances (so long as such amount has not been repaid);

(iii)    representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (A) a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business or consistent with past practice or industry norm, (B) any earn-out obligations until such obligation becomes earned, due and payable and (C) liabilities accrued in the ordinary course of business or consistent with past practice), which purchase price is due more than 12 months after the date of placing the property in service or taking delivery and title thereto;

(iv)    the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock;

(v)    in respect of Capitalized Lease Obligations; and

(vi)    all net payments that such person would have to make in the event of an early termination, on the date indebtedness of such person is being determined, in respect of outstanding Hedging Agreements;

if and to the extent that any of the foregoing Indebtedness in clauses (i) through (vi) (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b)    to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) above of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(c)    to the extent not otherwise included, the obligations of the type referred to in clause (a) above of another Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, that the amount of such Indebtedness will be the lesser of: (i) the Fair Market Value (as determined in good faith by the Issuer (or any Parent Entity on behalf of the Issuer)) of such asset at such date of Incurrence, and (ii) the principal amount of such Indebtedness of such other Person;

provided, however, that, notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business or consistent with past practice and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business or consistent with past practice; (5) in the case of the Issuer and its Restricted Subsidiaries (x) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or consistent with past practice or industry norm and (y) intercompany liabilities in connection with cash management, tax and accounting operations of the Issuer and its Restricted Subsidiaries; and (6) any obligations under Hedging Obligations that are not Incurred for speculative purposes.

“Indebtedness for Borrowed Money” means Indebtedness Incurred pursuant to credit facilities, bonds, notes, indentures and debentures.

“Indenture” has the meaning ascribed in the first introductory paragraph hereto. “Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer (or any Parent Entity on behalf of the Issuer), qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning ascribed to it in the third introductory paragraph of this Indenture.

“Initial Purchasers” means Barclays Capital Inc., BofA Securities, Inc., Deutsche Bank Securities Inc. and Jefferies LLC.

“Interest Payment Date” means May 15 and November 15 of each year to the Stated Maturity of the Notes.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers, employees, and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of Section 3.3 and the definition of Unrestricted Subsidiary:

(a)    “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(i)    the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(ii)    the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(b)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any equivalent rating by any Rating Agency.

“Issue Date” means May 12, 2020.

“Issuer” means CPG International LLC and its permitted successors and assigns.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” means (a) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (c) any Restricted Payment requiring irrevocable notice in advance thereof.

“Long Derivative Instrument” means a Derivative Instrument (a) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (b) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Market Capitalization” means an amount equal to (a) the total number of issued and outstanding shares of common Capital Stock of the Issuer or any Parent Entity on the date of the declaration of a Restricted Payment permitted pursuant to Section 3.3(b)(viii) multiplied by

(b)    the arithmetic mean of the closing prices per share of such common Capital Stock on the principal securities exchange on which such common equity interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating agency business.

“Net Cash Proceeds” means the aggregate cash proceeds actually received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (including tax distributions and after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 3.5(a)(ii)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and payments made to holders of non-controlling interests in non-Wholly-Owned Subsidiaries as a result of such Asset Sale. Notwithstanding the foregoing or anything to the

contrary in Section 3.5, to the extent that the Issuer has determined in good faith that repatriation (i)    of any or all of the Net Cash Proceeds of any Asset Sales by a Foreign Subsidiary is prohibited, restricted or delayed by applicable local law or (ii) of any or all of the Net Cash Proceeds of any Asset Sales by a Foreign Subsidiary could result in a material adverse tax consequence, the portion of such Net Cash Proceeds so affected will not constitute Net Cash Proceeds or be required to be applied in compliance with Section 3.5; provided that, in any event, the Issuer shall use its commercially reasonable efforts to take actions within its reasonable control that are reasonably required to eliminate such tax effects.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (a) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (b) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary of the Issuer that does not guarantee the Notes.

“Non-Guarantor Subsidiary” means any Subsidiary of the Issuer that does not guarantee the Notes.

“Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).

“Note Guarantees” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by any Restricted Subsidiary of the Issuer in accordance with the provisions of this Indenture.

“Notes” has the meaning ascribed to it in the third introductory paragraph of this Indenture.

“Notes Custodian” means the custodian with respect to the Global Notes (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness;

provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Offering Memorandum” means the offering memorandum dated May 7, 2020, pursuant to which the Notes were offered.

“Officer” means, with respect to any Person, (a) the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, any Vice President, any Director, the Treasurer, the Controller, any Managing Director, Executive Managing Director or Senior Managing Director (1) of such Person or (2) if such Person is owned or managed by a single entity, of such entity, or (b) any other individual designated as an “Officer” or “Authorized Signatory” for the purposes of this Indenture by the Governing Persons or member of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and that meets the requirements set forth in this Indenture. The counsel may be an employee of or counsel to the Issuer. Any such opinion may be subject to customary assumptions and exclusions.

“Parent Entity” means any Person that, with respect to another Person, owns 50% or more of (a) with respect to any corporation, association or other business entity (other than a partnership joint venture, limited liability company or similar entity), the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) with respect to any partnership, joint venture, limited liability company or similar entity, the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, and, in the case of clauses (a) and (b), owns or controls, directly or indirectly (including through one or more Subsidiaries), such other Person. Unless the context otherwise requires, any references to Parent Entity refer to a Parent Entity of the Issuer.

“Permitted Business” means any business engaged in by the Issuer and its Restricted Subsidiaries on the Issue Date and any business reasonably similar, incidental, ancillary, complementary or related to, or a reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Issuer (or any Parent Entity on behalf of the Issuer).

“Permitted Holder” means any of (a) the Sponsors and any of their Affiliates and funds or partnerships managed or advised by any of them or any of their Affiliates, but not including any portfolio company of any of the foregoing, (b) members of senior management and directors in place as of the Issue Date or appointed or elected by any of the persons described in clause (a) above after the Issue Date, and family members or trusts of any person listed in clause (a) above and this clause (b), and (c) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any of the persons listed in clauses (a) and (b); provided that the persons described in clauses (a) and (b) above shall form the majority of interest of any group pursuant to this clause (c).

“Permitted Investments” means:

(a)    any Investment existing on the Issue Date, made pursuant to binding commitments existing on the Issue Date or in satisfaction of obligations under joint venture agreements existing on the Issue Date or any Investment consisting of any extension, modification or renewal of any such Investment, binding commitment or obligation, in each case, existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment, binding commitment or obligation, in each case, as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(b)    Investments in cash and Cash Equivalents;

(c)    Investments in property, other assets or services in the ordinary course of business or consistent with past practice;

(d)    Investments by the Issuer or any of its Restricted Subsidiaries in the Issuer or any Restricted Subsidiary;

(e)    Investments by the Issuer or any Restricted Subsidiary of the Issuer in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit, product line or line of business, including research and development and related assets in respect of any product) that is engaged directly or through entities that will be Restricted Subsidiaries in a Permitted Business if as a result of such Investment:

(i)     such Person becomes a Restricted Subsidiary; or

(ii)    such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit, product line or business) to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person;

provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, transfer or conveyance;

(f)    Hedging Obligations and Investments made pursuant to Hedging Agreements permitted under Section 3.2(b)(vii);

(g)    receivables owing to the Issuer or any of its Subsidiaries and advances, loans or extensions of trade credit (including the creation of receivables) or prepayments to suppliers or lessors or loans or advances made to distributors, and performance guarantees, in each case in the ordinary course of business or consistent with past practice by the Issuer or any of its Restricted Subsidiaries;

(h)    any Investment acquired by the Issuer or any Restricted Subsidiary of the Issuer (i) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Issuer or a Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable, (ii) in satisfaction of judgments against other Persons, (iii) as a result of a foreclosure by the Issuer or a Restricted Subsidiary with respect to any Investment or other transfer of title with respect to any Investment in default or (iv) received in compromise or resolution of (A) obligations of trade creditors, suppliers or customers that were incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary or consistent with past practice, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, supplier or customer, or (B) litigation, arbitration or other disputes;

(i)    Investments in or repurchases of the Notes and Obligations under Debt Facilities (including the Senior Secured Credit Facilities);

(j)    performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with past practice;

(k)    advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Issuer or any of its Restricted Subsidiaries;

(l)    loans, advances to, or guarantees of Indebtedness of, officers, directors, managers, employees and consultants not in excess of the greater of (x) $15.0 million and (y)    8.0% of EBITDA of the Issuer for the Relevant Measurement Period, determined on a Pro Forma Basis, outstanding at any one time, in the aggregate;

(m)    loans and advances to officers, directors, managers, employees and consultants for business related travel expenses, moving and relocations expenses, payroll advances and other similar or analogous expenses or payroll expenses, in each case incurred in the ordinary course of business or to fund such Person’s purchase of equity interests of the Issuer or any Parent Entity thereof;

(n)    Investments the payment for which consists solely of Capital Stock of the Issuer, any Parent Entity or any Unrestricted Subsidiary; provided that any Disqualified Stock issued pursuant to this clause (n) could be Incurred under Section 3.2;

(o)    any Investment in securities or other assets (including earn-outs) to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 3.5 or any other disposition of property not constituting an Asset Sale;

(p)    Guarantees by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer otherwise permitted under Section 3.2;

(q)    Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment, purchases of contract rights, or licenses, leases or contributions of intellectual property;

(r)    extensions of trade credit or trade financing in the ordinary course of business;

(s)    Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition;

(t)    Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(u)    any Investment in a Permitted Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (u) that are at that time outstanding, not to exceed the greater of (i) $45.0 million and (ii) 25.0% of EBITDA of the Issuer for the Relevant Measurement Period at the time of such Investment, determined on a Pro Forma Basis (in each case, determined on the date such Investment is made); provided, however, that if any Investment pursuant to this clause (u) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (d) above and shall cease to have been made pursuant to this clause (u);

(v)    any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 3.7.

(w)    additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (w) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $80.0 million and (y) 45.0% of EBITDA of the Issuer for the Relevant Measurement Period at the time of such Investment, determined on a Pro Forma Basis (in each case, determined on the date such Investment is made); provided, however, that if any Investment pursuant to this clause (w) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (d) above and shall cease to have been made pursuant to this clause (w);

(x)    Investments in joint ventures or Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (i) $45.0 million and (ii) 25.0% of EBITDA of the Issuer for the Relevant Measurement Period at the time of such Investment, determined on a Pro Forma Basis (in each case, determined on the date such Investment is made); provided, however, that if any Investment pursuant to this clause (x) is made in any Person that is an Unrestricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (d) above and shall cease to have been made pursuant to this clause (x);

(y)      any Investment, so long as, after giving effect to such Investment the Total Leverage Ratio of the Issuer and its Restricted Subsidiaries (determined on a consolidated basis) for the Relevant Measurement Period on a Pro Forma Basis is no greater than 4.25:1.00;

(z)      any Investment in any Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice or industry norm; and

(aa)    Investments in the ordinary course of business or consistent with past practice or industry norm consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers.

“Permitted Liens” means:

(a)    Liens existing on the Issue Date (with the exception of Liens securing the Senior Secured Credit Facilities on the Issue Date, which will be deemed Incurred pursuant to clause (b) of this definition);

(b)    Liens that secure Debt Facilities Incurred pursuant to Section 3.2(b)(i);

(c)    any Lien for taxes, assessments or governmental charges or claims that are not yet overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate actions diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor, or for property taxes on property the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(d)    any Lien imposed by law, such as carriers’, warehousemen’s, material men’s, repairman’s, suppliers’, landlords’ and mechanics’ Liens and other similar Liens, in each case, Incurred in the ordinary course of business or judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceeding for review, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)    survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph, telephone and cable television lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not materially impair or interfere with the ordinary operation of the business of, the Issuer and its Restricted Subsidiaries, taken as a whole;

(f)    Liens incurred or deposits made (i) in connection with workers’ compensation, unemployment insurance, employers’ health tax, and other social security or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (ii) securing reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to such Person or otherwise supporting the payment of items set forth in the foregoing clause (i);

(g)    Liens incurred or deposits made to secure the performance of bids, tenders, trade contracts, governmental contracts, leases, public or statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements, completion guarantees, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), deposits as security for contested taxes or import duties or for payment of rent, performance and return of money bonds and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business or consistent with past practice;

(h)    Liens existing on the property at the time of its acquisition (by a merger, consolidation or amalgamation or otherwise) or existing on the property or shares of Capital Stock or other assets of any Person at the time such Person becomes a Subsidiary, in each case after the Issue Date; provided that (i) such Lien was not created in contemplation of such acquisition (by a merger, consolidation or amalgamation or otherwise) or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property of the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) any Indebtedness secured thereby is permitted under Section 3.2;

(i)    Liens securing Indebtedness of a Restricted Subsidiary owed to and held by the Issuer or a Restricted Subsidiary;

(j)    Liens to secure any permitted extension, renewal, Refinancing or refunding (or successive extensions, renewals, Refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (a), (h), (m), (y), (z), (ff), (gg), (jj) and this clause (j) hereof; provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including after-acquired property that is (A) affixed or incorporated into the property covered by such Lien, (B) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof) and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (a), (h), (m), (y), (z), (ff), (gg), (jj) and this clause (j) hereof of this definition at the time the original Lien became a Permitted Lien under this Indenture, and (y) an amount necessary to pay accrued but unpaid interest on such Indebtedness and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, Refinancing, refunding, extension, renewal or replacement;

(k)    Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(l)    Liens on the Capital Stock of an Unrestricted Subsidiary to secure Indebtedness or other obligations of an Unrestricted Subsidiary;

(m)    Liens to secure Capitalized Lease Obligations, Synthetic Lease Obligations and Purchase Money Indebtedness permitted to be Incurred pursuant to Section 3.2(b)(ix); provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Capitalized Lease Obligation, Synthetic Lease Obligation or Purchase Money Indebtedness;

(n)    Liens in favor of the Issuer or any Guarantor;

(o)    Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Issuer or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments, provided that such Lien secures only the obligations of the Issuer or such Restricted Subsidiaries in respect of such letter of credit to the extent such obligations are permitted under Section 3.2; and Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(p)    Liens (i) arising from rights of set-off, banker’s liens, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to overdraft or similar obligations, the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments, (ii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice, (iii) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (iv) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or consistent with past practice and (v) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry;

(q)    Liens securing, or otherwise arising from, judgments not constituting an Event of Default under clause (g) of Section 6.1;

(r)    leases, subleases, licenses or sublicenses (including intellectual property) granted in the ordinary course of business which do not materially interfere with the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(s)    any interest of title of an owner of equipment (including in connection with Capitalized Lease Obligations) or inventory on loan or consignment to the Issuer or any Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement or similar filings regarding operating leases entered into by the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business or consistent with past practice;

(t)    (i) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or (ii) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements, in each case, in the ordinary course of business or consistent with past practice;

(u)    Liens securing the Notes and the Note Guarantees;

(v)    Liens securing Hedging Obligations and obligations under Hedging Agreements so long as such Hedging Obligations or obligations under such Hedging Agreements are permitted to be Incurred under this Indenture;

(w)    options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, limited liability companies, partnerships and the like permitted to be made under this Indenture;

(x)      Liens attaching to earnest money deposits (or equivalent deposits otherwise named) made in connection with proposed acquisitions permitted under this Indenture;

(y)      Liens securing Indebtedness of Foreign Subsidiaries on assets of Foreign Subsidiaries and Incurred pursuant to Section 3.2(b);

(z)      Liens on assets directly related to a Sale and Leaseback Transaction to secure related Attributable Indebtedness;

(aa)    Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;

(bb)    Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted under this Indenture;

(cc)    receipt of progress payments and advances from customers in the ordinary course of business or consistent with past practice to the extent the same creates a Lien on the related inventory and proceeds thereof;

(dd)    agreements to subordinate any interest of the Issuer or any Restricted Subsidiary in any accounts receivable or other prices arising from inventory consigned by the Issuer or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(ee)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business or consistent with past practice or industry norm;

(ff)    Liens on assets of a Subsidiary that is not a Guarantor securing Indebtedness of a Subsidiary that is not a Guarantor permitted to be incurred pursuant to Section 3.2;

(gg)    Liens securing Obligations in respect of (i) any Indebtedness permitted to be Incurred under this Indenture if, as of the date such Indebtedness was Incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Secured Leverage Ratio of the Issuer does not exceed 5.25 to 1.00 and (ii) Indebtedness permitted to be Incurred pursuant to Section 3.2(b)(xv) or Section 3.2(b)(xxvi); provided, in the case of Section 3.2(b)(xv), such Liens securing Indebtedness Incurred pursuant to Section 3.2(b)(xv) shall only be permitted under this clause (ii) if, on a Pro Forma Basis after giving effect to the Incurrence of such Indebtedness and Liens, the Secured Leverage Ratio of the Issuer does not exceed 5.25 to 1.00 or the Secured Leverage Ratio of the Issuer would be no greater than immediately prior to such Incurrence;

(hh)    Liens (i) on cash advances or escrow deposits in favor of the non- Affiliated seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment (including any letter of intent or purchase agreement with respect to such Investment), and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 3.5, in each case, solely (A) to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien and (B) involves a sale to a non- Affiliate;

(ii)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement; and

(jj)    Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (jj) and any Liens to secure any refinancing, refunding, extension or renewal in respect thereof incurred pursuant to clause (j) above, that are at that time outstanding, exceed the greater of (x) $50.0 million and (y) 25.0% of EBITDA of the Issuer for the Relevant Measurement Period, determined on a Pro Forma Basis.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” as applied to the Capital Stock in any Person, means Capital Stock in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of common stock in such Person.

“Pro Forma Basis” means, with respect to any Person, for any events occurring subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the Relevant Measurement Period, taking into account the following adjustments:

(a)    if the Issuer or any Restricted Subsidiary issues, Incurs, assumes, repays, repurchases or redeems any Indebtedness, Disqualified Stock or Preferred Stock (including Indebtedness issued, Incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated) during the Relevant Measurement Period or subsequent to the Relevant Measurement Period and on or prior to or simultaneously with the date upon which the applicable event requiring any calculation to be made on a Pro Forma Basis occurs, such calculation shall be made giving pro forma effect to such issuance, Incurrence, assumption, repayment, repurchase or redemption of Indebtedness, Disqualified Stock or Preferred Stock, as if it had occurred on the first day of the Relevant Measurement Period;

(b)    any Investments, Restricted Payments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make and/or made during the Relevant Measurement Period or subsequent to the Relevant Measurement Period and on or prior to or simultaneously with the date upon which the applicable event requiring any calculation to be made on a Pro Forma Basis occurs, such calculation shall be made giving pro forma effect to such Investments, Restricted Payments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom), as if they had occurred on the first day of the Relevant Measurement Period;

(c)    if since the beginning of the Relevant Measurement Period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization that would have required adjustment pursuant to this definition, any calculation to be made on a Pro Forma Basis shall be made giving pro forma effect to such Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization as if they had occurred on the first day of the Relevant Measurement Period; and

(d)    if since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then any calculation to be made on a Pro Forma Basis shall be made giving pro forma effect to such designation as if it had occurred on the first day of the Relevant Measurement Period.

Pro forma calculations made pursuant to this definition shall be determined in good faith by the Issuer (or any Parent Entity on behalf of the Issuer) and may include adjustments to reflect the full effect of any operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event, subject in the case of any calculation of EBITDA to the addbacks described in clause (a)(vii) of the definition of “EBITDA” and as set forth in the definition of Consolidated Net Income. The Issuer shall deliver to the Trustee an Officer’s Certificate reflecting such adjustments made in the good faith determination of the Issuer (or any Parent Entity on behalf of the Issuer) (it being understood that pro forma adjustments need not be prepared in compliance with Regulation S-X of the Exchange Act).

If any Indebtedness, Disqualified Stock or Preferred Stock bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness, Disqualified Stock or Preferred Stock shall be computed on a Pro Forma Basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making any calculation on a Pro Forma Basis, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the calculation date.

“Purchase Money Indebtedness” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets) and which does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “Addition to property, plant or equipment” in accordance with GAAP.

“QIB” means any “qualified institutional buyer” as such term is defined in Rule 144A.

“Qualified IPO” means (a) an underwritten primary or secondary (or combination of primary or secondary) public offering of the equity interests of the Issuer or any Parent Entity that generates gross cash proceeds of (primary or secondary) at least $100.0 million or (b) any merger, consolidation or amalgamation following which the Issuer or any Parent Entity merges with or into or becomes, directly or indirectly, a wholly owned subsidiary of another person, where such person has equity securities listed on a national securities exchange, regardless of whether such Person is the surviving entity.

“Rating Agency” means (a) each of Moody’s and S&P (and their respective successors and assigns) and (b) if Moody’s or S&P ceases to rate the notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any Parent Entity of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness, Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock that refunds, Refinances, renews, replaces, extends or defeases any Indebtedness (or unutilized commitments in respect of Indebtedness (only to the extent the committed amount (i) could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for purposes of Section 3.2 or (ii) could have been Incurred other than as Refinancing Indebtedness on the date of such replacement, refunding or Refinancing)), Disqualified Stock or Preferred Stock permitted to be Incurred by the Issuer or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that such Refinancing Indebtedness:

(a)    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, renewed, replaced, extended or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded, refinanced, renewed, replaced, extended or defeased that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date (provided that this clause (a) will not apply to any refunding, refinancing, renewal, replacement, extension or defeasance of any Secured Indebtedness);

(b)    to the extent that such Refinancing Indebtedness refinances (x) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (y) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively;

(c)    is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that does not exceed the sum of (x) the outstanding principal amount (or, if applicable, the liquidation preference, face amount, or the like) or, if greater, committed amount (only to the extent the committed amount (i) could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time under Section 3.2 or (ii) could have been Incurred other than as Refinancing Indebtedness on the date of such replacement, refunding or refinancing)) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued or committed pursuant to Section 3.2 or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so replace, refund, refinance or defease such Indebtedness (or such unutilized commitments in respect of Indebtedness), Disqualified Stock or Preferred Stock, plus (y) accrued and unpaid in interest, plus (z) any Additional Refinancing Amount, without duplication; and

(d)    shall not include (i) Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock

of the Issuer or a Guarantor or (ii) Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary.

“Regulation S” means Regulation S under the Securities Act. “Regulation S-X” means Regulation S-X under the Securities Act.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business; provided that any assets received by the Issuer or any of its Restricted Subsidiaries in exchange for assets transferred by the Issuer or any of its Restricted Subsidiaries will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Relevant Measurement Period” means, with respect to any specified date or event, the most recently ended four full fiscal quarters for which financial statements have been delivered to the Holders.

“Restricted Investment” means an Investment other than a Permitted Investment. “Restricted Notes” means the Initial Notes and any Additional Notes bearing one of the restrictive legends described in Section 2.1(d).

“Restricted Notes Legend” means the legend set forth in Section 2.1(d)(i) and, in the case of the Temporary Regulation S Global Note, the legend set forth in Section 2.1(d)(ii).

“Restricted Subsidiary” means any Subsidiary that has not been designated as an Unrestricted Subsidiary in accordance with this Indenture. Unless otherwise indicated, when used herein the term “Restricted Subsidiary” shall refer to a Restricted Subsidiary of the Issuer.

“Revolving Credit Agreement” means the amended and restated revolving credit agreement, dated as of March 9, 2017, among the Issuer, as the borrower thereunder, CPG Newco LLC, the co-borrowers and lenders party thereto from time to time and Deutsche Bank AG, as administrative agent and as collateral agent, as amended, supplemented, modified, extended, renewed, restated, replaced, refinanced or refunded from time to time.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services or any successor to its rating agency business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Issuer or a Restricted Subsidiary of the Issuer and is thereafter leased back as a capital lease by the Issuer or a Restricted Subsidiary of the Issuer.

“Screened Affiliate” means any Affiliate of a Holder (a) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (b) that has in place customary information screens between it and such Holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (c) whose investment policies are not directed by such Holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes, and (d) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness that is secured by a Lien. “Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarterly period for which financial statements have been delivered to the Holders immediately preceding the date on which such event for which such calculation is being made shall occur to (b) the Issuer’s EBITDA for the Relevant Measurement Period immediately preceding the date on which such event for which such calculation is being made shall occur, in each case, on a Pro Forma Basis.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Secured Credit Facilities” means (a) the Revolving Credit Agreement and (b) the First Lien Term Loan Credit Agreement, dated as of September 30, 2013, among the Issuer, as the borrower, CPG International Inc., CPG Newco LLC, and the lenders party thereto from time to time and Barclays Bank plc, as administrative agent and as collateral agent, in each case, together with all related notes, letters of credit bankers acceptances, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, replaced, refunded or Refinanced in whole or in part from time to time prior to or after the Issue Date including by or pursuant to any agreement or instrument that extends the maturity of any Indebtedness thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under Section 3.2(b)(i)), or adds Subsidiaries of the Issuer as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, purchasers, investors, or indebtedness holders or any group of any of the foregoing.

“Short Derivative Instrument” means a Derivative Instrument (a) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (b) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“Sponsor Affiliate” means each Affiliate of a Sponsor and each individual who is a partner or employee of Sponsor.

“Sponsors” means collectively, Ares Management LLC and Teachers. Each such entity is, individually, a “Sponsor.”

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means:

(a)    with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(b)    with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such Guarantor under this Indenture.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise indicated, when used herein the term “Subsidiary” shall refer to a Subsidiary of the Issuer.

“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease Obligations” means any monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but that, upon the application of any bankruptcy or insolvency laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Teachers” means Ontario Teachers’ Pension Plan Board.

“Total Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Indebtedness less the amount of cash and Cash Equivalents in excess of any cash and Cash Equivalents that would appear as “restricted” on a consolidated balance sheet of the Issuer or any of its Restricted Subsidiaries and held by a Person and its Restricted Subsidiaries as of such date of determination to (b) EBITDA of such Person and its Restricted Subsidiaries for the Relevant Measurement Period immediately preceding the date on which such event for which such calculation is being made, determined on a Pro Forma Basis.

“Transactions” means consummation of the offering of the Notes and the application of the proceeds as described in the Offering Memorandum.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 15, 2022; provided, however, that if the period from the Redemption Date to May 15, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Trust Officer” shall mean, when used with respect to the Trustee, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such corporate trust officers who shall have direct responsibility for the administration of this Indenture at the Corporate Trust Office, or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(a)    any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(b)    any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any equity interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that:

(i)    any Unrestricted Subsidiary must be an entity of which the equity interests entitled to cast at least a majority of the votes that may be cast by all equity interests having ordinary voting power for the election of directors of Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(ii)    such designation complies with Section 3.3; and

(iii)    each of:

(A)    the Subsidiary to be so designated; and

(B)    its Subsidiaries,

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary of the Issuer (other than Capital Stock of the Unrestricted Subsidiary).

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and the Issuer or the relevant Restricted Subsidiary would be able to incur such Indebtedness pursuant to Section 3.2, on a Pro Forma Basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the Governing Persons of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions

“Weighted Average Life to Maturity” means, as of any date of determination, with respect to any Indebtedness or Disqualified Stock, as the case may be, the quotient obtained by dividing (a) the sum of the products of (x) the number of years (calculated to the nearest one- twelfth) from the date of determination to the date of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by (y) the aggregate amount of scheduled principal payments by (b) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding equity interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.2.    Other Definitions.

Term	Defined in Section

“Additional Restricted Notes”	2.1(b)

“Advance Offer”	3.5(c)

“Advance Portion”	3.5(c)

“Affiliate Transaction”	3.7(a)

“Agent Members”	2.1(e)(iii)

“Asset Sale Offer”	3.5(c)

“Assuming Parent Entity”	4.1(d)

“Authenticating Agent”	2.2

“Automatic Exchange”	2.6(e)

“Automatic Exchange Date”	2.6(e)

“Automatic Exchange Notice”	2.6(e)

“Automatic Exchange Notice Date”	2.6(e)

“Change of Control Offer”	3.8(a)

“Change of Control Payment”	3.8(a)

“Change of Control Payment Date”	3.8(a)(ii)

“Clearstream”	2.1(b)

“Covenant Defeasance”	8.3

“Covenant Suspension Event”	3.16

“Deemed Date”	3.2(c)(3)

“Defaulted Interest”	2.14

“Directing Holder”	6.2

“Discharge”	11.1(a)

“Euroclear”	2.1(b)

“Event of Default”	6.1

“Excess Proceeds”	3.5(b)

“Global Notes”	2.1(b)

“Guaranteed Obligations”	10.1

“Guarantor Surviving Entity”	4.1(f)(i)

“Increased Amount”	3.6(c)

“Initial Lien”	3.6(a)

“Institutional Accredited Investor Global Note”	2.1(b)

“Institutional Accredited Investor Notes”	2.1(b)

“Issuer Order”	2.2

“LCT Election”	1.4(a)

“LCT Test Date”	1.4(a)

“Legal Defeasance”	8.2

“Noteholder Direction”	6.2

“Notes Register”	2.3

“Pari Passu Indebtedness”	3.5(b)(ii)

“Paying Agent”	2.3

“Permanent Regulation S Global Note”	2.1(b)

“Permitted Indebtedness”	3.2(b)

“Position Representation”	6.2

“protected purchaser”	2.10

“Purchase Agreement”	2.1(b)

“Ratio Amount”	3.2(c)(ii)

“Ratio Debt”	3.2(a)

“Redemption Date”	5.7(a)

“Refunding Capital Stock”	3.3(b)(ii)

“Registrar”	2.3

“Regulation S Global Note”	2.1(b)

“Regulation S Notes”	2.1(b)

“Reinstatement Date”	3.16

“Resale Restriction Termination Date”	2.6(b)

“Restricted Global Note”	2.6(e)

“Restricted Payment”	3.3(a)

“Restricted Period”	2.1(b)

“Retired Capital Stock”	3.3(b)(ii)

“Rule 144A Global Note”	2.1(b)

“Rule 144A Notes”	2.1(b)

“Second Commitment”	3.5(b)

“Special Interest Payment Date”	2.14(a)

“Special Record Date”	2.14(a)

“Surviving Entity”	4.1(a)

“Suspended Covenants”	3.16

“Suspension Period”	3.16

“Tax Group”	3.3(b)(xii)(B)

“Temporary Regulation S Global Note”	2.1(b)

“Unrestricted Global Note”	2.6(e)

“Verification Covenant”	6.2

SECTION 1.3.    Rules of Construction. Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided in the event that any accounting change occurs and such change results in a change in the method of calculation of financial covenants, standards or terms as determined in good faith by the Issuer, then upon the written notice of the Issuer to the Trustee, such financial covenants, standards or terms shall be calculated prior to giving effect to such accounting change as if such accounting change had not occurred;

(c)    “or” is not exclusive;

(d)    “including” means including without limitation;

(e)    words in the singular include the plural and words in the plural include the singular;

(f)    the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(g)    the principal amount of any preferred stock shall be (i) the maximum liquidation value of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock, whichever is greater;

(h)    all amounts expressed in this Indenture or in any of the Notes in terms of money refer to the lawful currency of the United States of America;

(i)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(j)    unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

SECTION 1.4.    Financial Calculation for Limited Condition Acquisitions.

(a)    When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments and the incurrence or issuance of Indebtedness, Liens, Disqualified Stock or Preferred Stock and the use of proceeds thereof, repayments and Restricted Payments), in each case, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice or similar event), and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto including acquisitions, Investments and the incurrence or issuance of Indebtedness, Liens, Disqualified Stock or Preferred Stock and the use of proceeds thereof, repayments and Restricted Payments) and any related pro forma adjustments, the Issuer or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided, that (i) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuer may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, and (ii) except as contemplated in the foregoing clause (i), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments and the incurrence or issuance of Indebtedness, Liens, Disqualified Stock or Preferred Stock and the use of proceeds thereof, repayments and Restricted Payments).

(b)    For the avoidance of doubt, if the Issuer has made an LCT Election, (i) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA or total assets of the Issuer or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (ii) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing) and (iii) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

ARTICLE II

THE NOTES

SECTION 2.1.    Form, Dating and Terms.

(a)    The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Initial Notes issued on the date hereof shall be in an aggregate principal amount of $350,000,000. In addition, the Issuer may issue, from time to time in accordance with the provisions of this Indenture, Additional Notes (as provided herein). Furthermore, Notes may be authenticated and delivered upon registration of transfer, exchange or in lieu of, other Notes pursuant to Section 2.2, 2.6, 2.10, 2.12, 5.6, 5.7 or 9.4, in connection with an Asset Sale Offer pursuant to Section 3.5 or in connection with a Change of Control Offer pursuant to Section 3.8.

Notwithstanding anything to the contrary contained herein, the Issuer may not issue any Additional Notes, unless such issuance is in compliance with Sections 3.2 and 3.6.

The Initial Notes, and any Additional Notes that may be issued, shall be known and designated as “9.500% Senior Notes due 2025” of the Issuer.

With respect to any Additional Notes, the Issuer shall set forth in (a) a Board Resolution and (b)(i) an Officer’s Certificate or (ii) one or more indentures supplemental hereto, the following information:

(A)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(B)    the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue.

In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officer’s Certificate required by Section 12.2, an Opinion of Counsel, subject to customary assumptions and exclusions, as to the due authorization, execution, delivery, validity and enforceability of such Additional Notes.

The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes and the Additional Notes shall vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes and the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

If any of the terms of any Additional Notes are established by action taken pursuant to Board Resolutions of the Issuer (or any Parent Entity on behalf of the Issuer), a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.

(b)    The Initial Notes are being offered and sold by the Issuer pursuant to a Purchase Agreement, dated May 7, 2020 (the “Purchase Agreement”), among the Issuer and Barclays Capital Inc. as representative of the other Initial Purchasers named therein. The Initial Notes and any Additional Notes (if issued as Restricted Notes) (the “Additional Restricted Notes”) shall be resold initially only to (A) QIBs in reliance on Rule 144A and (B) Non-U.S. Persons in reliance on Regulation S. Such Initial Notes and Additional Restricted Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs in accordance with Rule 501 of the Securities Act, in each case, in accordance with the procedure described herein. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more purchase agreements in accordance with applicable law.

Initial Notes and Additional Restricted Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Note substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Initial Notes and any Additional Restricted Notes offered and sold outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall initially be issued in the form of a temporary global Note (the “Temporary Regulation S Global Note”), without interest coupons. Beneficial interests in the Temporary Regulation S Global Note shall be exchanged for beneficial interests in a corresponding permanent global Note, without interest coupons, substantially in the form of Exhibit A including appropriate legends as set forth in in Section 2.1(d) (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, each a “Regulation S Global Note”) within a reasonable period after the expiration of the Restricted Period (as defined below) upon delivery of the certification contemplated by Section 2.7. Each Regulation S Global Note shall be deposited upon issuance with, or on behalf of, the Trustee as custodian for DTC in the manner described in this ARTICLE II for credit to the respective accounts of the purchasers (or to such other accounts as they may direct), including, but not limited to, accounts at Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”). Prior to the 40th day after the later of the commencement of the offering of the Initial Notes and the Issue Date (such period through and including such 40th day, the “Restricted Period”), interests in the Temporary Regulation S Global Note may only be transferred to non-U.S. persons pursuant to Regulation S, to QIBs under Rule 144A or IAIs in accordance with the transfer and certification requirements described herein for exchanges of interests in a Global Note.

Investors may hold their interests in the Regulation S Global Note directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the Restricted Period ends, investors may also hold their interests in the Regulation S Global Note through organizations other than Euroclear or Clearstream that are DTC participants. If such interests are held through Euroclear or Clearstream, Euroclear and Clearstream shall hold such interests in the applicable

Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, shall hold such interests in the applicable Regulation S Global Note in customers’ securities accounts in the depositaries’ names on the books of DTC.

The Regulation S Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Initial Notes and Additional Restricted Notes resold to IAIs (the “Institutional Accredited Investor Notes”) in the United States of America shall be issued in the form of a permanent global Note substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the “Institutional Accredited Investor Global Note”) deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

The Rule 144A Global Note, the Regulation S Global Note and the Institutional Accredited Investor Global Note are sometimes collectively herein referred to as the “Global Notes.”

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of Paying Agent or Registrar designated by the Issuer maintained for such purpose in the United States or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3 of this Indenture; provided, however, that, at the option of the Issuer, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(d). The Issuer shall approve any notation, endorsement or legend on the Notes. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(c)    Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

(d)    Restrictive Legends. Unless and until (A) an Initial Note or an Additional Note issued as a Restricted Note is sold under an effective registration statement or (B) the Trustee receives an Opinion of Counsel, subject to customary assumptions and exclusions, reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act:

(i)    the Rule 144A Global Note, the Regulation S Global Note and the Institutional Accredited Investor Global Note shall bear the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE

SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUEST), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

(ii)    the Temporary Regulation S Global Note shall bear the following additional legend on the face thereof:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(iii)    Each Global Security, whether or not an Initial Security, shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(iv)    Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

THIS SECURITY IS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: ATTENTION: CHIEF FINANCIAL OFFICER, CPG INTERNATIONAL LLC, 1330 W FULTON STREET, SUITE 350 CHICAGO, IL 60607.

(e) Book-Entry Provisions.

(i)    This Section 2.1(e) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.

(ii)    Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.1(d). Transfers of a Global Note (but not a beneficial interest therein) shall be limited to transfers thereof in whole, but not in part, to DTC, its successors or its respective nominees, except as set forth in Section 2.1(e)(v) and 2.1(f). If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee shall (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, shall, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, shall thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(iii)    Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Note, and DTC may be treated by the Issuer, the Trustee, the Paying Agent, the Registrar and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(iv)    In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(f) to beneficial owners who are required to hold Definitive Notes, the Notes Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate upon receipt of an Issuer Order and make available for delivery, one or more Definitive Notes of like tenor and amount.

(v)    In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.1(f), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate upon receipt of an Issuer Order and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(vi)    The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(vii)    Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(f)    Definitive Notes. Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive Definitive Notes. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depository, and in each case a successor depository is not appointed by the Issuer within 120 days of such notice or, (ii) the Issuer in its sole discretion executes and delivers to the Trustee and Registrar an Officer’s Certificate stating that such Global Note shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC. In the event of the occurrence of any of the events specified in the second preceding sentence or in clause (i), (ii) or (iii) of the preceding sentence, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes.

(i)    Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(e)(iv) or (e)(v) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(d).

(ii)    If a Definitive Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee shall (x) cancel such Definitive Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

(iii)    If a Definitive Note is transferred or exchanged for another Definitive Note, (x) the Trustee shall cancel the Definitive Note being transferred or exchanged, (y) the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more new Definitive Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, one or more Definitive Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Notes, registered in the name of the Holder thereof.

(iv)    Notwithstanding anything to the contrary in this Indenture, in no event shall a Definitive Note be delivered upon exchange or transfer of a beneficial interest in the Temporary Regulation S Global Note prior to the end of the Restricted Period.

SECTION 2.2.    Execution and Authentication. One Officer shall sign the Notes for the Issuer by manual, facsimile, digital, or electronic signature. If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized officer of the Trustee manually authenticates the Note. The signature of the Trustee on a security shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (A) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $350,000,000, (B) subject to the terms of this Indenture, Additional Notes for original issue in an unlimited principal amount, and (C) under the circumstances set forth in Section 2.6(e), Initial Notes in the form of an Unrestricted Global Note, in each case upon a written order of the Issuer signed by one Officer of the Issuer (the “Issuer Order”). Such Issuer Order shall specify whether the Notes shall be in the form of Definitive Notes or Global Notes, the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or Additional Notes and to whom such Notes should be delivered (which in the case of Global Notes, shall be the Notes Custodian).

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Notes. Any such instrument shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

In case the Issuer or any Guarantor, pursuant to ARTICLE IV or Section 10.2, as applicable, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or any Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to ARTICLE IV or Section 10.2, as applicable, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may (but shall not be required), from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the Issuer Order of the successor Person, shall authenticate and make available for delivery Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

SECTION 2.3.    Registrar and Paying Agent.

The Issuer shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Notes Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Issuer shall notify the Trustee of the name and address of each such agent, if not the Trustee. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar and Paying Agent for the Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders, but upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (v) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

The Issuer will be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders and the Trustee. The Issuer will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification.

SECTION 2.4.    Paying Agent to Hold Money in Trust.

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium or interest when due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such assets have been distributed to it by the Issuer or other obligors on the Notes), shall notify the Trustee in writing of any default by the Issuer or any Guarantor in making any such payment and shall during the continuance of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith deliver to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes together with a full accounting thereof. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5.    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer, on its own behalf and on behalf of each of the Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Issuer.

SECTION 2.6.    Transfer and Exchange.

(a)    A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Section 2.6. The Trustee shall promptly register any transfer or exchange that meets the requirements of this Section 2.6 by noting the same in the register maintained by the Trustee for the purpose, and no transfer or exchange shall be effective until it is registered in such register. The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.6 and Section 2.1(e) and 2.1(f), as applicable, and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of DTC, Euroclear and Clearstream. The Trustee shall refuse to register any requested transfer or exchange that does not comply with this paragraph.

(b)    Transfers of Rule 144A Notes and Institutional Accredited Investor Notes. The following provisions shall apply with respect to any proposed registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is one year after the later of the date of its original issue and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(i)    a registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon receipt by the Trustee or its agent of the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; provided that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Rule 144A Global Note to a transferee in the form of a beneficial interest in that Rule 144A Global Note in accordance with this Indenture and the Applicable Procedures.

(ii)    a registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Issuer or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to it; and

(iii)    a registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.9 from the proposed transferee and, if requested by the Issuer, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to it.

(c)    Transfers of Regulations S Notes. The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

(i)    a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon receipt by the Trustee or its agent of the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii)    a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Issuer or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to it; and

(iii)    a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.9 hereof from the proposed transferee and, if requested by the Issuer or the Trustee, receipt of an Opinion of Counsel, certification and/or other information satisfactory to it.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Section 2.8, Section 2.9 or any additional certification.

(d)    Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restricted Notes Legend, the Registrar shall deliver Notes that do not bear a Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Notes Legend, the Registrar shall deliver only Notes that bear a Restricted Notes Legend unless (i) Initial Notes are being exchanged for Notes that do not bear the Restricted Notes Legend in accordance with Section 2.6(e) or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(e)    Automatic Exchange from Global Note Bearing Restricted Notes Legend to Global Note Not Bearing Restricted Notes Legend. Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note bearing the Restricted Notes Legend (a “Restricted Global Note”) may be automatically exchanged into beneficial interests in a Global Note not bearing the Restricted Notes Legend (an “Unrestricted Global Note”) without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (i) with respect to the Notes issued on the Issue Date, the Issue Date or (ii) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes

Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer may pursuant to the rules and procedures of DTC (i) provide written notice to DTC at least 15 calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Issuer shall have previously otherwise made eligible for exchange with DTC, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least 15 calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” number of the Restricted Global Note from which such Holder’s beneficial interests shall be transferred and (z) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests shall be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged. At the Issuer’s request on no less than five calendar days’ notice prior to the Automatic Exchange Notice Date, the Trustee shall deliver, in the Issuer’s name and at its expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders. Notwithstanding anything to the contrary in this Section 2.6(e), during the 15-day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.6(e) shall be permitted without the prior written consent of the Issuer. Upon such exchange of beneficial interests pursuant to this Section 2.6(e), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the depository, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

(f)    Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(g)    Obligations with Respect to Transfers and Exchanges of Notes.

(i)    To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this ARTICLE II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s request.

(ii)    No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require the Holder to pay a sum sufficient to cover any transfer tax assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 2.2, 2.6, 2.10, 2.12, 3.5, 3.8, 5.6, 5.7 or 9.4).

(iii)    The Issuer (and the Registrar) shall not be required to register the transfer of or exchange of any Note (A) for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date or (B) (1) called or selected for redemption, except the unredeemed portion of any Note being redeemed in part or (2) tendered (and not withdrawn) in connection with a Change of Control Offer, Asset Sale Offer or other tender offer.

(iv)    Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to paragraph 2 of the form of Note attached hereto as Exhibit A) interest on such Note and for all other purposes whatsoever, including without limitation the transfer or exchange of such Note, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v)    Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(f) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(d).

(vi)    All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h)    No Obligation of the Trustee. (i) None of the Trustee, the Registrar or the Paying Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee, the Registrar and the Paying Agent each may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee, the Registrar and the Paying Agent nor any of their agents shall have any responsibility for any actions taken or not taken by DTC.

SECTION 2.7.    Form of Certificate to be Delivered upon Termination of Restricted Period.

[Date]

CPG International LLC

1330 W Fulton Street, Suite 350

Chicago, IL 60607

Wilmington Trust, National Association

1100 North Market Street,

Wilmington, DE 19890

Attention: CPG International, LLC Administrator

Re:	CPG International LLC (the “Issuer”)

9.500% Senior Notes due 2025 (the “Notes”)

Ladies and Gentlemen:

This letter relates to Notes represented by a temporary global Note (the “Temporary Regulation S Global Note”). Pursuant to Section 2.1 of the Indenture dated as of May 12, 2020 relating to the Notes (as amended or supplemented, the “Indenture”), we hereby certify that the persons who are the beneficial owners of $[            ] principal amount of Notes represented by the Temporary Regulation S Global Note are persons outside the United States to whom beneficial interests in such Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Permanent Regulation S Global Note representing the undersigned’s interest in the principal amount of Notes represented by the Temporary Regulation S Global Note, all in the manner provided by the Indenture. We certify that we [are][are not] an Affiliate of the Issuer.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

SECTION 2.8.    Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

[Date]

CPG International LLC

1330 W Fulton Street, Suite 350

Chicago, IL 60607

Wilmington Trust, National Association 1100 N. Market Street,

Wilmington, DE 19890

Attention: CPG International, LLC Administrator

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[    ] principal amount of the 9.500% Senior Notes due 2025 (the “Notes”) of CPG International LLC (the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2.    We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer or any Subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” under Rule 144A of the Securities Act (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale shall not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an Opinion of Counsel, certifications and/or other information satisfactory to the Issuer and the Trustee.

3. We [are][are not] an Affiliate of the Issuer.

TRANSFEREE:
BY:

SECTION 2.9.    Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

[Date]

CPG International LLC

1330 W Fulton Street, Suite 350

Chicago, IL 60607

Wilmington Trust, National Association

1100 N. Market Street,

Wilmington, DE 19890

Attention: CPG International, LLC Administrator

Re:    CPG International LLC (the “Issuer”)

                     9.500% Senior Notes due 2025 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[    ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)    the offer of the Notes was not made to a person in the United States;

(b)    either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)    no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be.

We also hereby certify that we [are][are not] an Affiliate of the Issuer and, to our knowledge, the transferee of the Notes [is][is not] an Affiliate of the Issuer.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]
By:
Authorized Signature

SECTION 2.10. Mutilated, Destroyed, Lost or Stolen Notes.

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee that such Note has been lost, destroyed or wrongfully taken within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Issuer or Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee; provided, however, if after the delivery of such replacement Note, a protected purchaser of the Note for which such replacement Note was issued presents for payment or registration such replaced Note, the Trustee or the Issuer shall be entitled to recover such replacement Note from the Person to whom it was issued and delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced, and, in the absence of notice to the Issuer, any Guarantor or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon receipt of an Issuer Order, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.10, the Issuer may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee and its counsel) in connection therewith.

Subject to the proviso in the initial paragraph of this Section 2.10, every new Note issued pursuant to this Section 2.10 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, any Guarantor (if applicable) and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.11. Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section

2.11    as not outstanding. A Note does not cease to be outstanding in the event the Issuer or an Affiliate of the Issuer holds the Note; provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 12.4 shall apply and (ii) that in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes which a Trust Officer of the Trustee actually knows to be held by the Issuer or an Affiliate of the Issuer shall not be considered outstanding.

If a Note is replaced pursuant to Section 2.10 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement pursuant to Section 2.10.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and accrued interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.12. Temporary Notes.

In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

SECTION 2.13. Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Notes in accordance with its internal policies and customary procedures including delivery of a certificate describing such Notes disposed (subject to the record retention requirements of the Exchange Act) to the Issuer pursuant to written request by one Officer of the Issuer. If the Issuer or any Guarantor acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.13. The Issuer may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be delivered to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the Schedule of Increases and Decreases to such Global Note and on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

SECTION 2.14. Payment of Interest; Defaulted Interest.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the regular record date for such payment at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)    The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment

Date”), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section 2.14(a). Thereupon the Issuer shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 15) days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee of such Special Record Date, and in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.1, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the provisions in Section 2.14(b).

(b)    The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Section 2.14(b), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.14, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.15. CUSIP, Common Code and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP”, “Common Code” and “ISIN” numbers and, if so, the Trustee shall use “CUSIP”, “Common Code” and “ISIN” numbers in notices, including notices of redemption or purchase, as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice, redemption or purchase shall not be affected by any defect in or omission of such CUSIP, Common Code and ISIN numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP, Common Code and ISIN numbers.

ARTICLE III

COVENANTS

SECTION 3.1.    Payment of Notes.

The Issuer shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Issuer and Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 3.2.    Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a)    The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock; provided that the Issuer and any of its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock if, immediately after giving effect to the Incurrence of such Indebtedness or issuance of such Disqualified Stock and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries (on a consolidated basis), for the Relevant Measurement Period immediately preceding the date on which such Indebtedness is Incurred or Disqualified Stock is issued would be at least 2.00 to 1.00 (“Ratio Debt”), determined on a Pro Forma Basis (plus, in the case of any Refinancing Indebtedness, without duplication, the Additional Refinancing Amount); provided that the aggregate amount of Indebtedness Incurred or Disqualified Stock issued pursuant to this Section 3.2(a) by Non-Guarantor Restricted Subsidiaries shall not exceed in the aggregate $100.0 million at any one time outstanding.

(b)    Notwithstanding Section 3.2(a), the Issuer and its Restricted Subsidiaries may Incur the following Indebtedness or issue the following Disqualified Stock (the “Permitted Indebtedness”):

(i)    Indebtedness Incurred pursuant to (and Guarantees in respect of) Debt Facilities in an aggregate principal amount at any one time outstanding not to exceed (w) $825.0 million plus (x) the greater of (1) $160.0 million and (2) 80.0% of EBITDA of the Issuer for the Relevant Measurement Period immediately preceding such date on which such additional Indebtedness is Incurred, determined on a Pro Forma Basis, plus (y) the greater of $225.0 million and the Borrowing Base plus (z) an additional amount of Indebtedness or Disqualified Stock that at the time of Incurrence does not cause the Secured Leverage Ratio of the Issuer and its Restricted Subsidiaries (on a consolidated basis) for the Relevant Measurement Period immediately preceding the date on which such Indebtedness is Incurred or Disqualified Stock is issued to exceed 5.25:1.00 determined on a Pro Forma Basis (plus, in the case of any Refinancing Indebtedness, without duplication, the Additional Refinancing Amount) (provided that any Indebtedness Incurred or Disqualified Stock issued pursuant to this clause (z) shall be deemed to be Secured Indebtedness solely for purposes of such calculation);

(ii)    Indebtedness under the Notes issued on the Issue Date and any Note Guarantee;

(iii)    Indebtedness of the Issuer or any Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness referenced in clause (i) or (ii) above);

(iv)    any Guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness is permitted under the terms of this Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Note Guarantee of such Restricted Subsidiary, any such Guarantee of the Issuer or such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Note Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Note Guarantee, as applicable and (ii) if such Guarantee is of Indebtedness of the Issuer, such Restricted Subsidiary complies with its obligations under Section 3.15;

(v)    Indebtedness Incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(vi)    obligations in respect of self-insurance and obligations (including reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts and similar instruments) in respect of performance, bid, appeal and surety bonds, trade letters of credit, performance and completion guarantees and similar obligations provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry norm;

(vii)    Indebtedness (A) Incurred in respect of Hedging Obligations entered into not for speculative purposes and (B) in respect of deposit accounts, securities accounts, cash pooling, and cash management and treasury services, including netting services, overdraft protection, credit cards, debit cards, P-cards and other similar arrangements;

(viii)    Indebtedness owed by the Issuer to any Restricted Subsidiary, or by any Restricted Subsidiary to the Issuer or to any other Restricted Subsidiary; provided that if for any reason such Indebtedness ceases to be held by the Issuer or a Restricted Subsidiary, as applicable, such Indebtedness shall be deemed to be an Incurrence by the Issuer or a Restricted Subsidiary as the case may be, of such Indebtedness not permitted by this clause (viii);

(ix)    Indebtedness of the Issuer or any Restricted Subsidiary (including Capitalized Lease Obligations, Synthetic Lease Obligations and Purchase Money Indebtedness)

to finance the acquisition, lease, construction, installation, repair, replacement or improvement of property (real or personal), equipment or other asset (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets); provided that the aggregate principal amount of all Indebtedness Incurred under this clause (ix) and outstanding at any time, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xiii) below, shall not exceed the greater of (x) $50.0 million and (y) 25.0% of EBITDA of the Issuer for the Relevant Measurement Period immediately preceding the date on which such Indebtedness is Incurred on a Pro Forma Basis (plus, in the case of Refinancing Indebtedness, without duplication, the Additional Refinancing Amount); provided, further, that Capitalized Lease Obligations Incurred by the Issuer or any Restricted Subsidiary of the Issuer pursuant to this clause (ix) in connection with a Sale and Leaseback Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale and Leaseback Transaction are used by the Issuer or such Restricted Subsidiary to permanently repay outstanding Indebtedness of the Issuer and its Restricted Subsidiaries;

(x)    Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, contribution, earn-out, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with, the acquisition or disposition of any business, assets, a Subsidiary or any Investment not prohibited by this Indenture, other than Guarantees of Indebtedness Incurred by a Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(xi)    Indebtedness arising by virtue of the issuance by any Restricted Subsidiary to the Issuer or to any other Restricted Subsidiary of shares of Preferred Stock or Disqualified Stock; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock or Disqualified Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock or Disqualified Stock not permitted by this clause (xi);

(xii)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within 10 days of its incurrence;

(xiii)    Refinancing Indebtedness that Refinances Indebtedness Incurred pursuant to the provisions of Section 3.2(a) or Indebtedness Incurred pursuant to clauses (ii), (iii), (ix), this clause (xiii), (xiv), (xv), (xxii), (xxiii), (xxv) and (xxvi) of this Section 3.2(b), including any Additional Refinancing Amount;

(xiv)    Indebtedness or Disqualified Stock of the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount or liquidation preference, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xiii) above, up to 100% of the net cash proceeds received by the Issuer since the Issue Date from the issue or sale of Capital Stock of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Capital Stock or Disqualified Stock issued or sold or cash contributed to the capital of the

Issuer that is Excluded Equity pursuant to clauses (a) through (f) and (h) through (i) of the definition of Excluded Equity) as determined pursuant to Section 3.3(a)(C)(3) and Section 3.3(a)(C)(4) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 3.3(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (d) and (e) of the definition thereof) (plus, in the case of Refinancing Indebtedness, without duplication, the Additional Refinancing Amount);

(xv)    Indebtedness or Disqualified Stock (i) of the Issuer or any of its Restricted Subsidiaries (other than Non-Guarantor Restricted Subsidiaries) Incurred or issued to finance an acquisition or Investment or (ii) of Persons that are acquired by the Issuer or any of its Restricted Subsidiaries (other than Non-Guarantor Restricted Subsidiaries) or merged into the Issuer or a Restricted Subsidiary (other than Non-Guarantor Restricted Subsidiaries) in accordance with the terms of this Indenture (including designating an Unrestricted Subsidiary as a Restricted Subsidiary (other than Non-Guarantor Restricted Subsidiaries)); provided, however, that after giving pro forma effect to such acquisition, Investment or merger and the Incurrence of such Indebtedness or issuance of such Disqualified Stock, either:

(A)    the Issuer could Incur at least $1.00 of additional Indebtedness as Ratio Debt under the provisions described in Section 3.2(a) or

(B)    either (x) the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries determined on both a consolidated basis and Pro Forma Basis would be equal to or higher than immediately prior to such acquisition, Investment or merger or (y) the Total Leverage Ratio of the Issuer and its Restricted Subsidiaries would be equal to or less than immediately prior to such transaction;

(xvi)    Indebtedness Incurred or Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes in accordance with this Indenture;

(xvii)    Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, current or former employees, directors, officers, managers and consultants (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferee thereof) of the Issuer, or any Parent Entity and any Restricted Subsidiary, in each case, to finance the purchase or redemption of Capital Stock of the Issuer or any or any Parent Entity to the extent described in Section 3.3(b)(4);

(xviii)    Indebtedness representing deferred compensation to directors, managers, officers or employees of the Issuer, any Parent Entity or any Restricted Subsidiary in the ordinary course of business or consistent with past practice;

(xix)    Indebtedness of the Issuer or any of its Restricted Subsidiaries (A) arising from customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business or consistent with past practice or (B) in respect of obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services so long as such obligations are Incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and consistent with past practice;

(xx)    Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) financing of insurance premiums or (ii) take-or-pay obligations in supply arrangements, in each case, Incurred in the ordinary course of business or consistent with past practice;

(xxi)    Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit, bank guarantee, banker’s acceptance or similar instrument issued pursuant to any Debt Facility otherwise permitted to be Incurred under Section 3.2 in a principal amount not in excess of the stated amount of such instrument;

(xxii)    Indebtedness or Disqualified Stock of Restricted Subsidiaries that are Foreign Subsidiaries; provided that the aggregate principal amount of Indebtedness Incurred or Disqualified Stock issued pursuant to this clause (xxii), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xiii) above, shall not exceed the greater of (x) $50.0 million and (y) 25.0% of EBITDA of the Issuer for the Relevant Measurement Period immediately preceding the date on which such Indebtedness is Incurred, on a Pro Forma Basis (plus, in the case of Refinancing Indebtedness, without duplication, the Additional Refinancing Amount); provided, further, that any Indebtedness Incurred pursuant to clause (xxiii) below shall be included in such calculation;

(xxiii)    Indebtedness Incurred on behalf of (or Disqualified Stock issued on behalf of), or representing Guarantees of Indebtedness of, joint ventures; provided that the aggregate principal amount of Indebtedness Incurred pursuant to this clause (xxiii), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xiii) above, shall not exceed the greater of (x) $50.0 million and (y) 25.0% of EBITDA of the Issuer for the Relevant Measurement Period immediately preceding the date on which such Indebtedness is Incurred, on a Pro Forma Basis (plus, in the case of Refinancing Indebtedness, without duplication, the Additional Refinancing Amount); provided, further, that any Indebtedness Incurred pursuant to clause (xxii) above shall be included in such calculation;

(xxiv)    Guarantees by the Issuer or any Restricted Subsidiary of any lease or sublease permitted by this Indenture of real property entered into by the Issuer or any Restricted Subsidiary;

(xxv)    Indebtedness of Non-Guarantor Restricted Subsidiaries; provided, that the aggregate principal amount of Indebtedness Incurred under this clause (xxv) and outstanding at the time of Incurrence, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xxv), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xiii) above, does not exceed the greater of (x) $50.0 million and (y) 25.0% of EBITDA of the Issuer for the Relevant Measurement Period immediately preceding such date on which such additional Indebtedness is Incurred, on a Pro Forma Basis (plus, in the case of Refinancing Indebtedness, without duplication, the Additional Refinancing Amount); and

(xxvi)    Indebtedness of, or Disqualified Stock issued by, the Issuer or any Restricted Subsidiary not otherwise permitted pursuant to this definition, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xiii) above, in an aggregate principal amount not to exceed the greater of (x) $90.0 million and (y) 45.0% of EBITDA of the Issuer for the Relevant Measurement Period immediately preceding the date on which such Indebtedness is Incurred, on a Pro Forma Basis (plus, in the case of Refinancing Indebtedness, without duplication, the Additional Refinancing Amount).

(c)    For purposes of determining compliance with Section 3.2:

(i)    in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xxvi) above (or any portion thereof) or is entitled to be Incurred or issued pursuant to Section 3.2(a), then the Issuer may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with Section 3.2(b); provided that (x) Indebtedness outstanding on the Issue Date under the Senior Secured Credit Facilities in effect on the Issue Date shall be Incurred under clause (i) of Section 3.2(b) and may not be reclassified and (y) the Notes and the Note Guarantees outstanding on the Issue Date shall be Incurred under clause (ii) of Section 3.2(b) and may not be reclassified;

(ii)    at the time of Incurrence, division, classification or reclassification, the Issuer shall be entitled to divide and classify an item of Indebtedness in more than one of the categories of Indebtedness described in Section 3.2(a) or clauses (i) through (xxvi) of Section 3.2(b) (or any portion thereof) without giving pro forma effect to the Indebtedness Incurred, divided, classified or reclassified pursuant to any other clause or paragraph above (or any portion thereof) when calculating the amount of Indebtedness that may be Incurred, divided, classified or reclassified pursuant to any such clause or paragraph (or any portion thereof) at such time, other than with respect to any Incurrence, division, classification or reclassification in reliance on the Fixed Charge Coverage Ratio, Total Leverage Ratio or Secured Leverage Ratio (or any similar ratio or calculation) (the “Ratio Amount”) under one or more clauses of this Section 3.2, in which case any Ratio Amount shall be determined after giving pro forma effect to the Incurrence, division, classification or reclassification of such Indebtedness under all applicable clauses of Section 3.2 in reliance on the same Ratio Amount; and

(iii)    in connection with the Incurrence or issuance, as applicable, of (x) revolving loan Indebtedness under Section 3.2 or (y) any commitment relating to the Incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock under this covenant and the granting of any Lien to secure such Indebtedness, the Issuer or applicable Restricted Subsidiary may designate such Incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first Incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual Incurrence or issuance and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been Incurred or issued and granted on such Deemed Date, including, without limitation, for purposes of calculating the Fixed Charge Coverage Ratio, usage of any baskets hereunder (if applicable), the Total Leverage Ratio, the Secured Leverage Ratio and EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a Pro Forma Basis giving effect to the deemed Incurrence or issuance, the granting of any Lien therefor and related transactions in connection therewith).

(d)    Accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 3.2.

(e)    If Indebtedness originally Incurred in reliance upon a percentage of EBITDA of the Issuer is being Refinanced and such Refinancing would cause the maximum amount of Indebtedness thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such additional Indebtedness will be deemed to have been Incurred under the applicable clause so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness being Refinanced plus the Additional Refinancing Amount.

(f)    For purposes of determining compliance with any U.S. dollar- denominated restriction on the Incurrence of Indebtedness or issuance of Disqualified Stock, the

U.S. dollar-equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term indebtedness, or first committed, in the case of revolving credit indebtedness; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in another currency, and such Refinancing would cause the applicable

U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (x) the principal amount of such Indebtedness being Refinanced plus (y) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing.

(g)    For purposes of this Indenture, (A) unsecured Indebtedness will not be treated as subordinated or junior to Secured Indebtedness merely because it is unsecured or (B) senior Indebtedness will not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or because it is guaranteed by other obligors.

SECTION 3.3.    Limitation on Restricted Payments.

(a)    The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly (each, a “Restricted Payment”):

(i)    declare or pay any dividend or other distribution on Capital Stock of the Issuer, or any Restricted Subsidiary that is held by, or declared and paid to, any Person other than the Issuer or a Restricted Subsidiary (other than (a) dividends or distributions made solely in Capital Stock of the Issuer (other than Disqualified Stock) or in options, warrants, or other rights to purchase such Capital Stock (other than Disqualified Stock), or (b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities);

(ii)    purchase, redeem, acquire or retire any Capital Stock of the Issuer or any Parent Entity, including in connection with any merger or consolidation involving the Issuer, in each case held by a Person other than the Issuer and/or a Restricted Subsidiary;

(iii)    redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled payment or maturity, scheduled sinking fund or mandatory redemption payment, Subordinated Indebtedness of the Issuer or any Guarantor (excluding any Indebtedness owed to the Issuer or any Restricted Subsidiary); except (A) a payment payable solely in Capital Stock (other than Disqualified Stock) and (B) any redemption, repurchase, defeasance, discharge or other acquisition of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof; provided for the avoidance of doubt, regularly scheduled payments of principal and interest on Subordinated Indebtedness shall not be deemed to be a Restricted Payment; and

(iv)    make any Restricted Investment; unless, at the time of such Restricted Payment:

(A)    no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B)    immediately after giving effect to such Restricted Payment on a Pro Forma Basis, the Issuer could Incur at least $1.00 of additional Indebtedness pursuant to the provisions described in Section 3.2(a); and

(C)    after giving effect to such Restricted Payment on a Pro Forma Basis, the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (ii) (with respect to payments of dividends on Refunding Capital Stock pursuant to clause (B) only), (vi)(C) and (viii) of Section 3.3(b), but excluding all other Restricted Payments under Section 3.3(b), shall not exceed the sum (without duplication) of:

(1)    50% of the Consolidated Net Income of the Issuer and its Restricted Subsidiaries for the period (taken as one accounting period) from the 2013 Notes Issuance Date to the end of the Relevant Measurement Period immediately preceding the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, provided, that the amount calculated pursuant to this clause (1) may not be less than zero, plus

(2)    100% of the aggregate net cash proceeds and the Fair Market Value of other property received by the Issuer (other than Excluded Equity) since the 2013 Notes Issuance Date from the issue or sale of:

(x)    Capital Stock of the Issuer, including Retired Capital Stock (other than Excluded Equity) and any Capital Stock issued upon exercise of warrants or options;

(y)    to the extent such net cash proceeds are actually contributed to the Issuer, Capital Stock of any Parent Entity (other than Excluded Equity or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (iv) of Section 3.3(b)) or

(z)    Indebtedness or Disqualified Stock of the Issuer or a Restricted Subsidiary (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or to an employee stock ownership plan or trust that has been established by the Issuer or any of its Restricted Subsidiaries) issued after the 2013 Notes Issuance Date that, in each case, has been converted into or exchanged for Capital Stock of the Issuer or any Parent Entity (other than Excluded Equity), plus

(3)    100% of the aggregate amount of cash and the Fair Market Value of other property contributed to the capital of the Issuer or a Restricted Subsidiary or that becomes part of the capital of the Issuer or a Restricted Subsidiary through consolidated or merger after the 2013 Notes Issuance Date (other than Excluded Equity or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (iv) of Section 3.3(b)), plus

(4)    100% of the aggregate amount received by the Issuer or any of its Restricted Subsidiaries in cash and the Fair Market Value of other property received by means of:

(x)    the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of, or other returns on Investment from, Restricted Investments made by the Issuer and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case, after the 2013 Notes Issuance Date; or

(y)    the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution or dividend from an Unrestricted Subsidiary after the 2013 Notes Issuance Date, plus

(5)    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the 2013 Notes Issuance Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of such redesignation, merger, consolidation or transfer, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary of the Issuer pursuant to Section 3.3(b)(xv) or Section 3.3(b)(xvi) or to the extent such Investment constituted a Permitted Investment.

(b)    Notwithstanding whether the foregoing provisions of Section 3.3(a) would prohibit the Issuer and its Restricted Subsidiaries from making a Restricted Payment, the Issuer and its Restricted Subsidiaries may make the following Restricted Payments:

(i)    the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of notice thereof, as applicable, if, at the date of declaration or the giving of such notice, such payment would have complied with the provisions of this Indenture;

(ii)    (A) the redemption, repurchase, retirement or other acquisition of any Capital Stock (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer, any Parent Entity or any Guarantor, or any Capital Stock of any Parent Entity, in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer or any Parent Entity to the extent contributed to the Issuer (in each case, other than any Excluded Equity) (“Refunding Capital Stock”), (B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock and (C) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under Section 3.2(b)(vi), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Capital Stock of any Parent Entity) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(iii)    the prepayment, redemption, defeasance, repurchase, retirement, discharge, exchange or other acquisition for value of (x) Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or in an amount equal to or less than the proceeds of a sale of, new Indebtedness or Disqualified Stock of the Issuer or a Guarantor made within 120 days of such Incurrence or issuance of new Indebtedness or Disqualified Stock or (y) Disqualified Stock of the Issuer or a Guarantor made in exchange for, or out of the proceeds of a sale of, Disqualified Stock of the Issuer or a Guarantor made within 120 days of such sale of Disqualified Stock, that, in each case is incurred or issued in compliance with Section 3.2 so long as:

(A)    the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, redeemed, defeased, repurchased, exchanged, discharged, acquired or retired for value, plus the amount of any premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock and such prepayment, redemption, defeasance, repurchase, exchange, discharge, acquisition or retirement;

(B)    such new Indebtedness is subordinated to the Notes or the applicable Note Guarantees at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired for value;

(C)    such new Indebtedness or Disqualified Stock has a final scheduled maturity date or mandatory redemption date, as applicable, equal to or later than the final scheduled maturity date or mandatory redemption date of the Subordinated Indebtedness or Disqualified Stock being so prepaid, redeemed, defeased, repurchased, exchanged, discharged, acquired or retired (or if earlier, such date that is at least 91 days after the maturity date of the Notes); and

(D)    such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so prepaid, redeemed, defeased, repurchased, exchanged, discharged, acquired or retired (or requires no or nominal payments in cash (other than interest payments) prior to the date that is 91 days after the maturity date of the Notes);

(iv)    a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Issuer or any Parent Entity held by any future, present or former employee, director, officer, manager or consultant (or any of their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any Parent Entity pursuant to any management, director, employee and/or advisor equity plan or equity option plan or any other management, director, employee and/or advisor benefit plan or agreement or any equity subscription or equityholder agreement or any termination agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Issuer or any Parent Entity in connection with such repurchase, retirement or other acquisition); provided that the aggregate Restricted Payments made under this clause (iv) do not exceed $20.0 million in the aggregate in any fiscal year (which shall increase to $40.0 million subsequent to the consummation of a Qualified IPO) (with any unused amounts in any fiscal year being carried over to the immediately succeeding fiscal year); provided, further, that such amount in any fiscal year may be increased by an amount not to exceed:

(A)    the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Capital Stock of any Parent Entity, in each case to any future, present or former employees, officers, directors, managers or consultants (or any of their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries, or any Parent Entity that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of Section 3.3(a)(C), plus

(B)    the cash proceeds of key man life insurance policies received by the Issuer, any of its Restricted Subsidiaries or (to the extent contributed to the Issuer or any of its Restricted Subsidiaries) any Parent Entity after the Issue Date, less

(C)    the amount of any Restricted Payments previously made with the proceeds set forth in clauses (A) and (B) of this clause (iv);

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) of this clause (iv) in any fiscal year; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary of the Issuer from any future, present or former employees, officers, directors, managers or consultants (or any of their respective Controlled Investment Affiliates or Immediate Family Members, or any permitted transferee thereof) of the Issuer, any Parent Entity or any Restricted Subsidiary in connection with a repurchase of Capital Stock of the Issuer or any Parent Entity shall not be deemed to constitute a Restricted Payment for purposes of this Section 3.3 or any other provision of this Indenture;

(v)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary or any class or series of Preferred Stock of any Restricted Subsidiary, in each case, issued in accordance with Section 3.2 to the extent such dividends are included in the definition of “Fixed Charges”;

(vi)    (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date; (B) the declaration and payment of dividends to any Parent Entity, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such Parent Entity issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock or (C) the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to Section 3.3(b)(ii); provided that, in the case of clauses (A), (B) and (C), for the Relevant Measurement Period immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a Pro Forma Basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(vii)    payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable in connection with the exercise or vesting of Capital Stock or any other equity award by any future, present or former employee, director, officer, manager or consultant (or any of their respective Controlled Investment Affiliates or Immediate Family Members, or any permitted transferee thereof) of the Issuer, any Parent Entity and any Restricted Subsidiary and repurchases or withholdings of Capital Stock in connection with the exercise of any stock or other equity options or warrants or other incentive interests or the vesting of equity awards if such Capital Stock represents all or a portion of the exercise price thereof or payments in lieu of the issuance of fractional Capital Stock, or withholding obligation with respect to, such options or warrants or other incentive interests or other Capital Stock or equity awards;

(viii)    the declaration and payment of dividends on the Issuer’s or any Parent Entity’s common equity (or the payment of dividends to any Parent Entity to fund a payment of dividends on such entity’s common equity), in an amount not to exceed a sum of (A) up to 6.0% per annum of all cash proceeds received by or contributed to the Issuer from a Qualified IPO and (B) an aggregate amount per annum not to exceed 7.0% of Market Capitalization;

(ix)    Restricted Payments (A) in an amount that does not exceed the aggregate amount of Excluded Contributions received since the Issue Date and (B) without duplication of clause (A), in an amount equal to the net cash proceeds from any sale or disposition of, or distribution in respect of, Investments acquired after the Issue Date, to the extent the acquisition of such Investments was financed in reliance on clause (A) and provided that such amount will not increase the amount available for Restricted Payments under Section 3.3(a)(C);

(x) Restricted Payments to any Parent Entity (A) not to exceed $2.0 million in any fiscal year to pay, or to pay to any Parent Entity for the purpose of paying to any other Parent Entity to pay, monitoring, consulting, management, transaction, advisory, termination or similar fees payable to a Sponsor or any Sponsor Affiliate (or, in the case of Teachers, distributions or dividends in lieu of such fees) (it being understood that any amounts that are not paid due to the existence of an Event of Default shall accrue and may be paid when the applicable Event of Default ceases to exist or is otherwise waived), (B) for any financial advisory, transaction advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with the Transactions and other acquisitions or divestitures (or, in the case of Teachers, distributions or dividends in lieu of such fees) and (C) indemnities, reimbursements and reasonable and documented out-of-pocket fees and expenses of a Sponsor or any Sponsor Affiliate in connection therewith; provided that with respect to clauses (B) and (C), such payments shall be on terms reasonably consistent with arrangements entered into between similar financial sponsors and portfolio companies as determined in good faith by the Issuer or any Parent Entity on behalf of the Issuer;

(xi)    the repurchase, redemption, defeasance, discharge or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under Section 3.5 and Section 3.8; provided that all Notes tendered by Holders in connection with a Change of Control Offer or an Asset Sale Offer, as the case may be, have been repurchased, redeemed, defeased or acquired or retired for value;

(xii)    the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any Parent Entity in amounts required for Parent Entity to pay, in each case, without duplication:

(A)    franchise and excise taxes, and other fees and expenses, required to maintain its corporate or other entity existence;

(B)    for any taxable period in which the Issuer or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group (the “Tax Group”), to pay foreign, federal, state and local income taxes of the Tax Group, to the extent such taxes are attributable to the Issuer or its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount of liability that the Issuer and/or its Subsidiaries would have incurred were such taxes determined as if such entity(ies) were a stand-alone taxpayer or a stand-alone Tax Group (reduced by any such taxes paid directly by the Issuer or any Subsidiary); provided, further, that payments under this clause (B) in respect of any taxes attributable to the income of any Unrestricted Subsidiaries of the Issuer may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to the Issuer or the Restricted Subsidiaries;

(C)    customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, future, current or former officers, employees, directors, managers and consultants of any Parent Entity to the extent such salaries, bonuses, severance and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries, including the Issuer’s or the Restricted Subsidiaries’ proportionate share of such amount relating to such Parent Entity being a public company;

(D)    general corporate or other operating (including, without limitation, expenses related to the maintenance of corporate or other existence and auditing or other accounting or tax reporting matters) and overhead costs and expenses of any Parent Entity to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries, including the Issuer’s and Restricted Subsidiaries’ proportionate share of such amount relating to such Parent Entity being a public company;

(E)    amounts required for any Parent Entity to pay fees and expenses incurred by any Parent Entity related to transactions of such Parent Entity of the type described in clause (l) of the definition of “Consolidated Net Income” (whether or not successful) to the extent such transaction is intended to be for the benefit of the Issuer and its Restricted Subsidiaries;

(F)    amounts (including fees and expenses) that would otherwise be permitted to be paid directly by the Issuer or its Restricted Subsidiaries pursuant to Section 3.7(b), and to the extent that, if such amount were paid directly, such payment would not constitute Restricted Payments;

(G)    cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer or any such Parent Entity; and

(H)    to finance Investments by a Parent Entity that would otherwise be permitted to be made pursuant to this Section 3.3 if made by the Issuer; provided, that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (2) such Parent Entity shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Capital Stock) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (y) the merger or amalgamation of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by Section 4.1) in order to consummate such Investment, in each case, in accordance with the requirements of Section 3.15, (3) such Parent Entity and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture, (4) any property received by the Issuer or a Restricted Subsidiary shall not increase amounts available for Restricted Payments pursuant to clause (C) of Section 3.3(a) or clause (ix) of this Section 3.3(b), except to the extent the Fair Market Value at the time of such receipt of such property exceeds the Restricted Payment made pursuant to this clause (H), and (5) to the extent constituting an Investment, such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this covenant or clause (ix) of this Section 3.3(b) or pursuant to the definition of “Permitted Investments;”

(xiii)    the repurchase, redemption or other acquisition of Capital Stock of the Issuer or any Restricted Subsidiary deemed to occur in connection with paying cash in lieu of fractional shares of such Capital Stock in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer or any Restricted Subsidiary, in each case, permitted under this Indenture (provided that any such payment is not for the purpose of evading the limitations of this Section 3.3);

(xiv)    the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(xv)    other Restricted Payments, so long as the Total Leverage Ratio of the Issuer and its Restricted Subsidiaries on a consolidated basis is no greater than 4.25:1.00 for the Relevant Measurement Period immediately preceding the date for which such Investment is being made determined on a Pro Forma Basis;

(xvi)    other Restricted Payments (A) in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (xvi), not to exceed the greater of (x) $25.0 million and (y) 15.0% of EBITDA of the Issuer for the Relevant Measurement Period at the time of such Restricted Payment, determined on a Pro Forma Basis and (B) without duplication with clause (A), in an amount equal to the net cash proceeds from any sale or disposition of, or distribution in respect of, Investments acquired after the Issue Date, to the extent the acquisition of such Investments was financed in reliance on clause (B) and provided that such amount will not increase the amount available for Restricted Payments under Section 3.3(a)(C);

(xvii)    payments or distributions to satisfy dissenters’ or appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Section 4.1;

(xviii)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness consisting of Acquired Indebtedness; and

(xix) mandatory redemptions of Disqualified Stock of the Issuer;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (xv) and (xvi) of this Section 3.3(b), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)    For purposes of determining compliance with this Section 3.3, (A) a Restricted Payment or Permitted Investment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof but may be permitted in part under any combination thereof and (B) in the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof, the Issuer may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such permitted Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in any manner that complies with this Section 3.3 and at the time of division, classification or reclassification will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in one of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof.

(d)    As of the Issue Date, all of the Subsidiaries of the Issuer shall be Restricted Subsidiaries. The Issuer shall not permit any Restricted Subsidiary to become an Unrestricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated on such date of designation will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

SECTION 3.4.    Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)    The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, cause or suffer to exist or become effective or enter into any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) owned by the Issuer or any Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Issuer or any Restricted Subsidiary, (ii) make loans or advances to the Issuer or any Restricted Subsidiary or (iii) sell, lease or transfer any of its property or assets to the Issuer or any Restricted Subsidiary.

(b)    The preceding provisions of Section 3.4(a) will not apply to the following encumbrances or restrictions existing under or by reason of:

(i)    any encumbrance or restriction in existence on the Issue Date, including those required by the Senior Secured Credit Facilities or by any other agreement or documents entered into in connection with the Senior Secured Credit Facilities;

(ii)    any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(iii)    any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary (including any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary in accordance with this Indenture) or merges, consolidates or amalgamates with or into the Issuer or a Restricted Subsidiary on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary of the Issuer, but not created in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person and its Subsidiaries or the property or assets of such Person becoming a Restricted Subsidiary and its Subsidiaries;

(iv)    other Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or its Restricted Subsidiaries permitted to be Incurred subsequent to the Issue Date pursuant to Section 3.2 and (A) in the good faith judgment of the Issuer (or any Parent Entity on behalf of the Issuer), such incurrence will not materially impair the Issuer’s ability to make payments under the Notes when due, (B) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness or (C) the encumbrances and restrictions in such Indebtedness, Disqualified Stock or Preferred Stock either are not materially more restrictive taken as a whole (as conclusively determined in good faith by the Issuer or any Parent Entity on behalf of the Issuer) than those contained in the Notes or the Senior Secured Credit Facilities as in effect on the Issue Date or, with respect to this clause (C), generally represent market terms (as conclusively determined in good faith by the Issuer or any Parent Entity on behalf of the Issuer) at the time of incurrence or issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries;

(v)    customary provisions in any lease, sub-lease contract, license, sublicense or similar agreement of the Issuer or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder, in each case, entered into in the ordinary course of business or consistent with past practice;

(vi)    any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(vii)    any encumbrance or restriction under this Indenture, the Notes and the Note Guarantees;

(viii)    any encumbrance or restriction under an agreement relating to a disposition of assets or Capital Stock, including, without limitation, any agreement for the sale or other disposition of or by a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(ix)    restrictions on cash, Cash Equivalents and other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business;

(x)    customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating to a joint venture;

(xi)    purchase money obligations (including Capitalized Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (iii) of Section 3.4(a);

(xii)    Secured Indebtedness and Liens permitted to be Incurred under this Indenture, including the provisions described in Section 3.2 and Section 3.6 that limit the right of the debtor to dispose of the assets subject to such Liens;

(xiii)    encumbrances or restrictions in connection with any receivables or factoring transaction that the Issuer or any Restricted Subsidiary determines (in the good faith judgment of the Issuer or any Parent Entity) is necessary or advisable to effectuate such transaction;

(xiv)    restrictions on cash or other deposits or net worth imposed by customers or other counterparties under contracts entered into in the ordinary course of business or consistent with past practice or restrictions on cash or other deposits permitted under Section 3.6 or arising in connection with any Permitted Liens;

(xv)    restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business or consistent with past practice; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(xvi)    restrictions that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to, any property not otherwise prohibited under this Indenture that limit the right of such Subsidiary to dispose of such property; and

(xvii)    any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) of Section 3.4(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xvi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings are, in the good faith judgment of the Issuer (or any Parent Entity on behalf of the Issuer), not materially more restrictive with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or Refinancing.

(c)    For purposes of determining compliance with this Section 3.4, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans and advances made to the Issuer or a Restricted Subsidiary to other Indebtedness incurred by the Issuer or such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 3.5.    Limitation on Asset Sales.

(a)    The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(i)    the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(ii)    at least 75% of the aggregate consideration received from such Asset Sale by the Issuer or such Restricted Subsidiary, together with all other Asset Sales since the Issue Date (on a cumulative basis),as the case may be, is in the form of cash or Cash Equivalents; provided that for purposes of this clause (ii) only and no other purpose, each of the following will be deemed to be Cash Equivalents:

(A)    any liabilities, as shown on the most recent consolidated balance sheet of the Issuer or any Restricted Subsidiary of the Issuer or the notes thereto,

or if incurred or accrued subsequent to the date of such balance sheets, such liabilities as would have been reflected in the Issuer’s or such Restricted Subsidiaries’ balance sheet or the notes thereto if such incurrence or accrual had been put in place on or prior to the date of such balance sheet as determined in good faith by the Issuer or any Parent Entity on behalf of the Issuer (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets (or a third party in connection with such transfer) or that are otherwise cancelled or terminated in connection with the transaction with such transferee;

(B)    any securities, notes or other obligations or assets received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the later of their receipt and the day of the Asset Sale to the extent of the cash or Cash Equivalents received in that conversion;

(C)    Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale;

(D)    consideration consisting of Indebtedness of the Issuer or a Restricted Subsidiary (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Issuer or any Restricted Subsidiary; and

(E)    any Designated Non-cash Consideration received by the Issuer or any such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (E) that is at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 25.0% of EBITDA of the Issuer for the Relevant Measurement Period immediately preceding the receipt of such Designated Non-cash Consideration, determined on a Pro Forma Basis (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b)    Within 365 days after the receipt of any Net Cash Proceeds, the Issuer or any of its Restricted Subsidiaries may apply such Net Cash Proceeds at its option:

(i)    to permanently repay or reduce (A) Indebtedness that is secured by a Lien, which Lien is permitted by this Indenture, (B) Indebtedness of a Non-Guarantor Restricted Subsidiary (other than Indebtedness owed to the Issuer or another Restricted Subsidiary) or (C) Obligations under the Notes; provided, in each case, if the Indebtedness repaid is revolving credit Indebtedness, and to correspondingly reduce commitments with respect thereto;

(ii)    to permanently repay or reduce other Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), other than Indebtedness owed to the Issuer or another Restricted Subsidiary; provided that if the Issuer or any Guarantor shall so reduce any such Pari Passu Indebtedness under unsecured Pari Passu Indebtedness pursuant to this clause

(ii)    (which, for the avoidance of doubt, shall not include Indebtedness described in clause (i) even if such Indebtedness may also constitute Pari Passu Indebtedness), the Issuer shall equally and ratably reduce (or offer to reduce) Obligations under the Notes as provided either, at the Issuer’s option, under Section 5.7, through open-market purchases or in arm’s-length privately negotiated transactions or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase a pro rata principal amount of Notes at a purchase price equal to 100% of the principal amount thereof (or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof), plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;

(iii)    to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer or in an increase in the percentage ownership by the Issuer (or a Restricted Subsidiary) in such Restricted Subsidiary), assets, or property or capital expenditures, in each case (A) used or useful in a Permitted Business or (B) that replace the properties and assets that are the subject of such Asset Sale or, in each case, to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such Net Cash Proceeds was contractually committed; or

(iv)    any combination of the foregoing;

provided that in the case of clause (iii) above, a binding commitment to make such acquisitions or expenditures entered into within 365 days of the consummation of the Asset Sale that generated the Net Cash Proceeds shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 450 days after the consummation of the Asset Sale that generated such Net Cash Proceeds and, in the event such commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, then such Net Cash Proceeds shall constitute “Excess Proceeds” unless the Issuer or such Restricted Subsidiary enters into another binding commitment within 180 days of such cancellation or termination (a “Second Commitment”) and such Net Cash Proceeds are actually applied in such manner within 180 days from the date of the Second Commitment; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied, then such Net Cash Proceeds shall constitute Excess Proceeds to the extent the application period has expired.

(c)    Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer will, within 20 Business Days, make an offer to all Holders, and, if required or permitted by the terms of other Pari Passu Indebtedness, to all holders of such other Pari Passu Indebtedness (an “Asset Sale

Offer”) to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Notes and/or such Pari Passu Indebtedness, with respect to the Notes only, that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, that may be purchased out of the Excess Proceeds at an offer price, with respect to the Notes only, in cash in an amount equal to 100% of the principal amount thereof (or 100% of the accreted value thereof, if less), plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and, if applicable, the other documents governing the applicable Pari Passu Indebtedness. The Issuer may satisfy the foregoing obligation with respect to such Net Cash Proceeds from an Asset Sale by making an Asset Sale Offer prior to the expiration of the application period (the “Advance Offer”) for the proceeds of an Asset Sale with respect to all or a part of the available Net Cash Proceeds (the “Advance Portion”) in advance of being required to do so by this Indenture.

If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) will be allocated between the Notes and such other Pari Passu Indebtedness based on the principal amount (or accreted value, if applicable) of the Notes and such other Pari Passu Indebtedness tendered and the Trustee shall select the Notes (subject to applicable DTC procedures as to global notes) and the Issuer or the representative of such Pari Passu Indebtedness shall select such Pari Passu Indebtedness to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness, tendered with adjustments as necessary so that no Notes or Pari Passu Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion), and in the case of an Advance Offer, the amount of Net Cash Proceeds the Issuer is offering to apply in such Advance Offer shall be excluded in subsequent calculations of Excess Proceeds. Additionally, upon consummation or expiration of any Advance Offer, any remaining Net Cash Proceeds shall not be deemed Excess Proceeds and the Issuer may use such Net Cash Proceeds for any purpose not otherwise prohibited under this Indenture.

Pending the final application of any Net Cash Proceeds pursuant to this Section 3.5, the holder of such Net Cash Proceeds may apply such Net Cash Proceeds temporarily to reduce Obligations under a revolving credit facility or otherwise use such Net Cash Proceeds in any manner not prohibited by this Indenture. If any Excess Proceeds remain after consummation of the Asset Sale Offer, the Issuer may use those funds for any purpose not otherwise prohibited by this Indenture and they will no longer constitute Excess Proceeds.

(d)    The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an offer to purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

(e)    If more Notes are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for purchase will be made in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed (so long as the Trustee knows of such listing) or if such Notes are not listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements and the Applicable Procedures); provided that the selection of notes for purchase shall not result in a Holder with a principal amount of Notes less than the minimum denomination to the extent practicable.

SECTION 3.6.    Liens.

(a)    The Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on assets or property of the Issuer or any Guarantor, which Liens secure Indebtedness or any related Guarantee (the “Initial Lien”), without securing the Notes and the applicable Note Guarantee, as the case may be, equally and ratably with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the Indebtedness secured by such Lien until such time as such Indebtedness is no longer secured by such Lien. Any such Lien thereby created to secure the Notes or any such Note Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Issuer of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Issuer or any Restricted Subsidiary of the Issuer in, or all or substantially all the assets of, any Restricted Subsidiary of the Issuer creating such Initial Lien, in each case, in accordance with the provisions of this Indenture.

(b)    For purposes of determining compliance with this Section 3.6, (i) a Lien securing an item of Indebtedness (or any portion thereof) need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 3.6(a) but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 3.6(a), the Issuer may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 3.6 and at the time of Incurrence, division, classification or reclassification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 3.6(a) and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Liens or Indebtedness (or any portion thereof) or pursuant to the first paragraph hereof that may be Incurred pursuant to any other clause or paragraph (or any portion thereof) at such time, other than with respect to any clauses permitting the incurrence of a Lien in reliance on the same Ratio Amount, in which case any Ratio Amount shall be determined after giving pro forma effect to the incurrence, division, classification or reclassification of such Lien under all applicable clauses of in the definition of “Permitted Lien” in reliance on the same Ratio Amount. In addition, with respect to any revolving loan Indebtedness or commitment relating to the Incurrence of Indebtedness that is designated to be Incurred on any date pursuant to Section 3.2(c)(iii), any Lien that does or that shall secure such Indebtedness may also be designated by the Issuer or any Restricted Subsidiary to be Incurred on such date and, in any such event, any related subsequent actual Incurrence of such Lien shall be deemed for all purposes under the indenture to be Incurred on such prior date, including for purposes of calculating usage of any “Permitted Lien” until such time as the related Indebtedness is no longer deemed outstanding pursuant to Section 3.2(c)(iii).

(c)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount or deferred financing costs, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Issuer, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or deferred financing costs or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (c) of the definition of “Indebtedness.”

SECTION 3.7.    Transactions with Affiliates.

(a)    The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:

(i)    such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Issuer or the relevant Subsidiary than those that could reasonably have been obtained in a comparable arm’s-length transaction by the Issuer or such Subsidiary with an unaffiliated party; and

(ii)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, the Issuer delivers to the Trustee a resolution adopted by the majority of its or any of its Parent Entities’ Governing Persons on behalf of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b) The foregoing provisions shall not apply to the following:

(i)    Restricted Payments that are permitted by Section 3.3 and Permitted Investments;

(ii)    the payment of reasonable and customary compensation and reimbursement of expenses paid to, and indemnities and other benefits (including severance, retirement, health, option, deferred compensation and other benefit plans or employment benefits) provided on behalf of or for the benefit of, future, former or current officers, directors, managers, employees, or consultants of the Issuer, any Restricted Subsidiary or any Parent Entity;

(iii)    (A) transactions between or among the Issuer and a Restricted Subsidiary or between or among Restricted Subsidiaries or, in any case, any entity that becomes a Restricted Subsidiary as a result of such transaction and (B) any merger, amalgamation or consolidation of the Issuer into any Parent Entity; provided that such Parent Entity shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, amalgamation or consolidation is otherwise consummated in compliance with the terms of this Indenture and effected for a bona fide business purpose (including a Qualified IPO);

(iv)    (A) the payment of (or, in the case of Teachers, distributions or dividends by the Issuer in lieu of such fees) management, consulting, monitoring and advisory fees and related expenses (including indemnification and other similar amounts) to the Sponsors (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and other similar amounts) accrued in any prior year) and the termination fees in accordance with the terms of the any management or similar agreement with terms reasonably consistent with the terms of similar agreements entered into by similar financial sponsors and portfolio companies as determined in good faith by the Issuer or any Parent Entity on behalf of the Issuer at the time such management or similar agreement is entered into by the Sponsors and the Issuer and (B) payments (or Restricted Payments) by the Issuer or any of its Restricted Subsidiaries to any of the Sponsors or Sponsor Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the Governing Persons of the Issuer (or any Parent Entity on behalf of the Issuer) in good faith;

(v)    any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such agreement together with all amendments thereto is not more disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date, as determined in good faith by the Issuer or any Parent Entity on behalf of the Issuer);

(vi)    the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in the Offering Memorandum and, in each case, any amendment thereto, or transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Issue

Date shall only be permitted by this clause (vi) to the extent that the terms of any such existing transaction, arrangement or agreement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise materially more disadvantageous to the Holders when taken as a whole as compared with the original transaction, arrangement or agreement as in effect on the Issue Date or described in the Offering Memorandum, as determined in good faith by the Issuer or any Parent Entity on behalf of the Issuer;

(vii)    any contribution of capital to the Issuer or any Restricted Subsidiary;

(viii)    (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business or consistent with past practice or industry norm and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and the Restricted Subsidiaries in the reasonable determination of the Issuer or any Parent Entity on behalf of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business or consistent with past practice or industry norm;

(ix)    transactions in which the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair, when taken as a whole, to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 3.7(a);

(x)    the Transactions and the payment of all fees and expenses related to the Transactions, including fees to the Sponsors;

(xi)    investments by the Sponsors, Sponsor Affiliates and members of management, officers, employees and directors in securities of the Issuer or any Restricted Subsidiary (and payment of reasonable out of pocket expenses incurred by the Sponsors, Sponsor Affiliates and members of management, officers, employees and directors in connection therewith) so long as (A) the investment is being generally offered to other existing investors on the same or more favorable terms and (B) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;

(xii)    the issuance or transfer of Capital Stock (other than Disqualified Stock) of the Issuer to any Parent Entity or to any Sponsor or Sponsor Affiliates or to any director, manager, officer, employee or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferee thereof) of the Issuer, any the Parent Entity or any of its Subsidiaries;

(xiii)    payments or loans (or cancellation of loans) to employees, directors, officers, managers or consultants of the Issuer or any Restricted Subsidiary, or any Parent Entity and employment agreements, stock option plans and other similar arrangements with such employees, directors, managers or consultants which, in each case, are approved by the Governing Persons of the Issuer in good faith (or any Parent Entity on behalf of the Issuer);

(xiv)    pledges of Capital Stock of Unrestricted Subsidiaries;

(xv)    transactions with a Person that is an Affiliate of the Issuer arising solely because the Issuer or any Restricted Subsidiary owns any Capital Stock in, or controls such Person;

(xvi)    the issuance or transfer of Capital Stock (other than Disqualified Stock) of the Issuer to any Person;

(xvii)    the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Governing Persons of the Issuer or any direct or indirect entity of the Issuer or of a Restricted Subsidiary, as appropriate, in good faith;

(xviii)    the entering into of any tax sharing agreement or arrangement that complies with Section 3.3(b)(xii) and the performance under any such agreement or arrangement; provided that any payments made by the Issuer or any of its Subsidiaries are permitted under Section 3.3(b)(xii);

(xix)    transactions permitted by, and complying with, the provisions of the covenant described under Section 4.1;

(xx)    transactions between the Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of the Issuer or any Parent Entity; provided, however, that such director abstains from voting as a director of the Issuer or such Parent Entity, as the case may be, on any matter involving such other Person;

(xxi)    any employment agreements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; and

(xxii)    transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture.

SECTION 3.8.    Change of Control.

(a)    If a Change of Control occurs after the Issue Date, unless the Issuer has, prior to or concurrently with the time the Issuer is required to make a Change of Control Offer, delivered electronically or mailed a redemption notice with respect to all the outstanding Notes as described under Section 5.7 or Section 11.1, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase, subject to the right of Holders on the relevant regular record date to receive interest due on any Interest Payment Date falling on or prior to the Change of Control Payment Date; provided that to the extent any transmitted redemption notice includes a condition that is not satisfied or waived and the redemption referenced therein does not occur, the obligation to make a Change of Control Offer will be reinstated to the extent a Change of Control occurs thereafter. No later than 30 days following any Change of Control, except to the extent the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption pursuant to Section 5.7, the Issuer shall send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee sent in the same manner, to each Holder to the address of such Holder appearing in the security register, while Notes are in global form, in accordance with the procedures of DTC, with the following information:

(i)    that a Change of Control Offer is being made pursuant to this Section 3.8, and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(ii)    the purchase price and the purchase date, which will be no earlier than 15 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described in Section 3.8(f);

(iii)    that any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv)    that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(v)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi)    that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(vii)    if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and, if applicable, stating that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that the Issuer shall determine that any or all of the applicable conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(viii)    the other instructions, as determined by the Issuer, consistent with this Section 3.8, that a Holder must follow.

(b)    On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

(i)    accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)    deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii)    deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating that all Notes or portions thereof have been tendered to and purchased by the Issuer.

(c)    In the event that the Issuer makes a Change of Control Payment, the Paying Agent will promptly mail to each Holder the Change of Control Payment for such Notes, and the Trustee will promptly authenticate a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $1,000 or an integral multiple of $1,000 in excess thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)    While the Notes are in global form and if the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

(e)    The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

(f)    The Issuer shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all such Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control or conditional upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

(g)    If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described in this Section 3.8, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such Person will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to, but excluding, the date of redemption.

SECTION 3.9.    Provision of Financial Information.

(a)    So long as any Notes are outstanding, the Issuer shall furnish to the Holders and the Trustee:

(i)    at any time that the Issuer (and any Parent Entity that has guaranteed the Notes) is not subject to the reporting requirements of the Exchange Act:

(A)    within 90 days after the end of each fiscal year of the Issuer commencing with the fiscal year ending on September 30, 2020, (1) a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Issuer and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such fiscal year; (2) a narrative discussion of results for such fiscal year (which need not be compliant with Regulation S-K of the Securities Act) but shall be comparable in form with respect to such year to the “Management’s discussion and analysis of financial condition and results of operations” included in the Offering Memorandum; and (3) setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants;

(B)    within 45 days (except 60 days in the case of the fiscal quarter ending March 31, 2020) following the end of each of the first three fiscal quarters of each fiscal year, (1) a consolidated balance sheet and related statements of operations, cash flows and owner’s equity showing (x) the financial position of the Issuer and its Subsidiaries as of the close of such fiscal quarter and the consolidated and consolidating results of its operations during such fiscal quarter and (y) the then-elapsed portion of the fiscal year; (2) a narrative discussion of results (which need not be compliant with Regulation S-K of the Securities Act) but shall be comparable in form with respect to such interim periods to the “Management’s discussion and analysis of financial condition and results of operations” included in the Offering Memorandum (but need not include any pro forma financial information or pro forma financial statements for any prior period); and (3) setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year; provided that any prior periods need not be shown on a pro forma basis;

(C)    within 15 Business Days after the occurrence of each event that would require a filing of a Form 8-K under Items 1.01 (including furnishing any material debt agreements that would be required to be described in such Form 8-K), 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02, 5.01, 5.02(a)(1)(i)-(ii), 5.02(b) and 5.02(c) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K); provided that instead of providing such information pursuant to this clause (C), the Issuer shall be deemed to have satisfied this requirement by providing the information in its subsequent annual or quarterly report delivered pursuant to clause (i)(A) or (i)(B), in each case as in effect on the Issue Date if the Issuer were a reporting company under the Exchange Act;

provided, however, that such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, Regulation G promulgated by the SEC or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the separate financial information for Guarantors contemplated by Rule 3-09, 3-10 or 3-16 of Regulation S-X promulgated under the Exchange Act, (C) will not be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any of its Subsidiaries) and any director, manager or executive officer, of the Issuer (or any of its Subsidiaries), (D) shall be subject to exceptions, exclusions and other differences consistent with the presentation of financial and other information in the Offering Memorandum and shall not be required to present compensation or beneficial ownership information, (E) will not be required to include trade secrets or other proprietary information, (F) will not be required to contain any “segment reporting” and (G) will not include financial statements or financial information required by Item 9.01 of Form 8-K; and

(ii)    if at any time that the Issuer (or any Parent Entity that guarantees the Notes) becomes subject to the reporting requirements of the Exchange Act or is required to file (or furnish, as applicable) reports on EDGAR, as applicable, within the time periods specified by the Exchange Act, all reports and financial information required to be filed thereunder; provided that such financial information shall include quarterly financial information (excluding the fourth fiscal quarter) and annual financial statements, in each case including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to annual information only, a report on the annual financial statements by the Issuer’s (or such Parent Entity’s) independent registered accounting firm as applicable.

(b) So long as any Notes are outstanding, the Issuer shall also:

(i)    within 10 Business Days after furnishing to the Trustee and the Holders the reports required by clause (a)(i)(A), (a)(i)(B) or (ii) above, hold a conference call for all Holders and securities analysts to discuss such reports and the results of operations for the relevant annual or quarterly reporting period; and

(ii)    issue a notice in accordance with Section 3.9(d), no fewer than three Business Days prior to the date of the conference call required to be held in accordance with clause (i) above, announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders to contact the appropriate person at the Issuer to obtain such information;

provided that the Issuer shall not be required to comply with the foregoing clause (i) or (ii) following a Qualified IPO if the Issuer (or any Parent Entity that guarantees the Notes) holds quarterly earnings calls that are generally open to analysts and investors.

(c)    In addition, to the extent not satisfied by the foregoing, the Issuer shall, for so long as any Notes remain outstanding, furnish to Holders thereof and prospective investors in such Notes, upon their request, the information required to be delivered pursuant to

Rule 144A(d)(4) under the Securities Act (as in effect on the Issue Date).

(d)    The Issuer shall make available such information and such reports (as well as the details regarding the conference call described in Section 3.9(b)) to the Trustee, to any Holder and to any beneficial owner of the Notes, in each case by posting such information on Intralinks or any comparable password-protected online data system which shall require a confidentiality acknowledgment, and shall make such information readily available to any prospective investor, any securities analyst or any market maker in the Notes who (i) agrees to treat such information as confidential or (ii) accesses such information on Intralinks or any comparable password protected online data system which will require a confidentiality acknowledgment; provided that the Issuer shall post such information thereon and make readily available any password or other login information to any such prospective investor, securities analyst or market maker.

Any person who requests or accesses such financial information or seeks to participate in any conference calls required by this Section 3.9 shall be required to represent to the Issuer (to the Issuer’s reasonable good faith satisfaction) that:

(i)    it is a Holder, a beneficial owner of the Notes, a prospective investor in the Notes or a market maker;

(ii)    it will not use the information in violation of applicable securities laws or regulations;

(iii)    it will keep such provided information confidential and will not communicate the information to any Person; and

(iv) it is not a Person (which includes such Person’s Affiliates) that (A) is principally engaged in a Permitted Business or (B) derives a significant portion of its revenues from operation of a Permitted Business.

(e)    If the Issuer has designated any Subsidiary as Unrestricted Subsidiary, then the quarterly and annual financial information required by the preceding paragraphs of this Section 3.9 shall include (i) a reasonably detailed presentation, either in a schedule to the financial statements, in the footnotes thereto, or in narrative report, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries or (ii) a statement to the effect that, in the good faith judgment of the Issuer (or any Parent Entity on behalf of the Issuer), such separate presentation would not be material to the interests of the Holders.

(f)    Notwithstanding the foregoing, the financial statements, information and other documents required to be provided pursuant to this Section 3.9, may be those of (i) the Issuer or (ii) any Parent Entity that becomes a guarantor of the Notes rather than those of the Issuer; provided that in the case of (ii), to the extent that the financial statements of the Parent Entity would differ materially from those of the Issuer, such financial statements shall be accompanied by consolidated information that explains in reasonable detail the difference between the information relating to the Parent Entity, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

(g)    The Issuer shall be deemed to have furnished the reports referred to in clauses (i) and (ii) of Section 3.9(a) if the Issuer or any Parent Entity that becomes a guarantor of the Notes has filed reports containing such information with the SEC (including in the case of a parent company that becomes a guarantor of the Notes, the consolidating financial statements references above).

(h)    Delivery of the reports and documents described in this Section 3.9 to the Trustee is for informational purposes only and the receipt by the Trustee of any such document or report will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants contained in this Indenture (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(i)    For the avoidance of doubt, the Issuer shall not be required to comply with the reporting requirements of the Exchange Act.

SECTION 3.10.    Maintenance of Office or Agency.

The Issuer shall maintain an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the Notes may be surrendered for registration of transfer or exchange. The Corporate Trust Office of the Trustee shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations and surrenders; provided, however, that the Trustee shall not be deemed an agent of the Issuer for service of legal process.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 3.11. Corporate Existence. Except as otherwise provided in this ARTICLE III and ARTICLE IV, the Issuer shall take all reasonable action to preserve and keep in full force and effect its respective corporate or limited liability company existence and the corporate, partnership, limited liability company or other existence of each Guarantor and the rights (charter and statutory), licenses and franchises of the Issuer and each Guarantor except, in each case, to the extent that failure to comply therewith would not reasonably be expected to have a material adverse effect on the ability of the Issuer and the Guarantors, taken as a whole, to perform their obligations under the Notes; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of any Guarantor if the respective Governing Person of such Guarantor or the Issuer (or any Parent Entity on behalf of the Issuer) or senior management of the Issuer (or any Parent Entity on behalf of the Issuer) determines that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Guarantors, taken as a whole.

SECTION 3.12. Payment of Taxes. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Restricted Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (a) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings or (b) where the failure to effect such payment shall not be materially disadvantageous to the Holders.

SECTION 3.13. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer beginning with the fiscal year ending on September 30, 2020, an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during the previous fiscal year; provided that no such Officer’s Certificate shall be required for any fiscal year ended prior to the Issue Date.

SECTION 3.14. Statement by Officer as to Default. The Issuer shall deliver to the Trustee, within 10 Business Days after the Issuer becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the actions which the Issuer is taking or proposes to take with respect thereto.

SECTION 3.15. Future Guarantors. Each Restricted Subsidiary that is a Domestic Subsidiary and a Wholly-Owned Subsidiary (other than an Excluded Subsidiary) that Guarantees or becomes a borrower under any Debt Facilities permitted under Section 3.2(b)(i) or any other Indebtedness for Borrowed Money with an aggregate principal amount in excess of

$50.0 million of the Issuer or any Guarantor shall become a Guarantor within 30 days of the date on which it Incurred or Guaranteed such Indebtedness by entering into a supplemental indenture substantially in the form of Exhibit B hereto.

SECTION 3.16. Suspension of Certain Covenants.

If on any date following the Issue Date (a) the Notes have an Investment Grade Rating from both of the Rating Agencies; and (b) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in clauses (a) and (b) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries shall not be subject to Sections 3.2, 3.3, 3.4, 3.5, 3.7 and 3.15 and clause (iii) of Section 4.1(a) (collectively, the “Suspended Covenants”).

In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing and on any subsequent date (the “Reinstatement Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter be subject to the Suspended Covenants under this Indenture with respect to future events unless and until a subsequent Covenant Suspension Event occurs. Notwithstanding that the Suspended Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture or the Notes with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising during any Suspension Period, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period (or after the Suspension Period for actions taken to honor, comply with or otherwise perform any contractual obligations or other obligations arising prior to the Reinstatement Date and to consummate the transactions contemplated thereby). The period of time between the occurrence of the Covenant Suspension Event and the Reinstatement Date is referred to as the “Suspension Period.”

The Issuer will provide the Trustee with written notice of each Covenant Suspension Event or Reinstatement Date within five Business Days of the Issuer’s knowledge of the occurrence thereof.

The Trustee shall have no obligation to (a) independently determine or verify if any Covenant Suspension Event or Reinstatement Date shall have occurred, (b) make any determination regarding the impact of any actions taken by the Issuer during a Suspension Period or the Issuer’s future compliance with any covenants or (c) monitor or provide notice to the Holders of any such Covenant Suspension Event, Suspension Period or Reinstatement Date

On the Reinstatement Date, (a) all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period shall be classified to have been Incurred or issued pursuant to Section 3.2(b)(iii), (b) all Liens Incurred during the Suspension Period shall be classified to have been Incurred under clause (a) of the definition of “Permitted Liens,” (c) any Affiliate Transaction entered into on or after the Reinstatement Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 3.7(b)(v) and (d) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action under Section 3.4(a) that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to Section 3.4(b)(i). Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 3.3 shall be made as though the covenants set forth in Section 3.3 had been in effect since the Issue Date and prior to, but not including, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall not reduce the amount available to be made as Restricted Payments under Section 3.3(a).

For purposes of Section 3.5, on the Reinstatement Date, the unutilized Excess Proceeds amount will be reset to zero.

During any period when the Suspended Covenants are suspended, the Issuer may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture. Within 30 days of such Reinstatement Date, the Issuer shall comply with Section 3.15.

ARTICLE IV

SUCCESSOR COMPANY

SECTION 4.1.    Consolidation, Merger, Conveyance, Transfer or Lease; IPO.

(a)    The Issuer shall not, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any other Person (other than a merger of a Restricted Subsidiary of the Issuer into the Issuer in which the Issuer is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i)    either: (A) the Issuer shall be the continuing Person or (B) the Person (if other than the Issuer) formed by such merger, consolidation or amalgamation or into which the Issuer is merged, consolidated or amalgamated, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Issuer (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume all of the obligations of the Issuer under this Indenture and the Notes pursuant to a supplemental indenture substantially in the form of Exhibit B hereto;

(ii)    immediately after giving effect to such transaction or series of transactions on a Pro Forma Basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii)    immediately after giving effect to any such transaction or series of transactions on a Pro Forma Basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the Relevant Measurement Period, the Issuer (or the Surviving Entity if the Issuer is not continuing) (A)    could Incur $1.00 of additional Indebtedness as Ratio Debt under the provisions described in Section 3.2(a) or (B) would have had either (1) a Fixed Charge Coverage Ratio not less than the actual Fixed Charge Coverage Ratio for the Issuer for the Relevant Measurement Period or (2) a Total Leverage Ratio not more than the Total Leverage Ratio for the Issuer for such Relevant Measurement Period;

(iv)    the Issuer or, if applicable, the Surviving Entity, delivers, or causes to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that such consolidation, merger, amalgamation, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture; and

(v)    each Guarantor shall have by supplemental indenture substantially in the form of Exhibit B hereto confirmed that its Note Guarantee shall apply to such Person’s obligations under this Indenture and the Notes.

(b)    The Surviving Entity (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture and the Notes, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes.

(c)    Notwithstanding Section 4.1(a)(ii) and (iii), (i) the Issuer or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to a Restricted Subsidiary and (ii) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing the Issuer in another state of the United States, the District of Columbia or any territory of the United States, or may convert into a corporation, partnership or limited liability company, so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

(d)    Notwithstanding anything to the contrary in this Indenture, a Parent Entity may assume the obligations of the Issuer under this Indenture and the Notes in connection with or contemplation of a Qualified IPO; provided that (i) the assuming Parent Entity (the “Assuming Parent Entity”) (A) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (B) shall expressly assume all of the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form contemplated by this Indenture, (ii) on a Pro Forma Basis after giving effect to the transaction, any additional Indebtedness at such Assuming Parent Entity is permitted to be incurred under this Indenture upon consummation of such transaction, (iii) either (x) the Issuer makes a valid election to be treated as a disregarded entity of the Assuming Parent Entity for U.S. federal income tax purposes effective on or prior to the date the Assuming Parent Entity assumes the obligations of the Issuer under this Indenture and in connection with such assumption or (y) the Issuer obtains an Opinion of Counsel to the effect that such assumption by the Assuming Parent Entity of the obligations of the Issuer under this Indenture will not be treated as a “significant modification” pursuant to Treasury Regulations Section 1.1001-3 and (iv) the Assuming Parent Entity shall deliver, or causes to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that such consolidation, merger, amalgamation, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture.

(e)    For all purposes of this Indenture and the Notes, Subsidiaries of any Assuming Parent Entity or any Surviving Entity of a merger with the Issuer shall, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Indebtedness, and all Liens on property or assets, of such Assuming Parent Entity or Surviving Entity, as applicable, and its Subsidiaries that was not Indebtedness, or were not Liens on property or assets, of the Issuer and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the preceding paragraph of this Section 4.1, the Assuming Parent Entity or Surviving Entity, as applicable, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such Assuming Parent Entity or Surviving Entity, as applicable, had been named as the Issuer; and when an Assuming Parent Entity or a Surviving Entity, as applicable, duly assumes all of the obligations and covenants of the Issuer pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of such obligations.

(f)    No Guarantor shall, and the Issuer shall not permit any Guarantor to, in any transaction or series of transactions, consolidate or amalgamate with or merge into any other Person (other than a merger of a Restricted Subsidiary of the Issuer into the Guarantor in which the Guarantor is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i)    either: (A) such Guarantor shall be the continuing Person or (B)    the Person (if other than such Guarantor) formed by such consolidation or amalgamation or into which such Guarantor is merged, consolidated or amalgamated, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of such Guarantor (such Person, the “Guarantor Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume all of the obligations of such Guarantor under this Indenture and such Guarantor’s related Note Guarantee pursuant to a supplemental indenture substantially in the form of Exhibit B hereto;

(ii)    immediately after giving effect to such transaction or series of transactions on a Pro Forma Basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(iii)    the Guarantor or the Guarantor Surviving Entity delivers, or causes to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that such consolidation, merger, amalgamation, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture;

provided that the foregoing paragraph shall not apply to a Guarantor if such Guarantor is no longer a Restricted Subsidiary of the Issuer after giving effect to such transaction and such transaction is made in compliance with Section 3.5.

Except as set forth in this Section 4.1, the Guarantor Surviving Entity shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Note Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or with or transfer all or part of its properties and assets to the Issuer or any Restricted Subsidiary; provided the surviving entity or transferee (if other than the Issuer) is or becomes a Guarantor to the extent required under the terms of this Indenture upon consummation of such merger, amalgamation or consolidation or (ii) merge with an Affiliate solely for the purpose of reincorporating or reorganizing the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof.

(g)    Notwithstanding the foregoing, any Restricted Subsidiary of the Issuer may liquidate or dissolve if the Issuer or any Parent Entity on behalf of the Issuer determines in good faith that such liquidation or dissolution is in the best interests of the Issuer and is not materially disadvantageous to the Holders.

(h)    Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(i)    For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer or a Guarantor, which properties and assets, if held by the Issuer or such Guarantor, as the case may be, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer or such Guarantor on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer or such Guarantor, as the case may be.

ARTICLE V

REDEMPTION OF SECURITIES

SECTION 5.1.    Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 5.7 hereof, it must furnish to the Trustee, at least 15 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(a) the clause of this Indenture pursuant to which the redemption shall occur;

(b) the redemption date;

(c) the principal amount of Notes to be redeemed; and

(d) the redemption price.

Any redemption referenced in such Officer’s Certificate may be cancelled by the Issuer at any time prior to notice of redemption being delivered to any Holder and thereafter shall be null and void.

If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes, will be set forth in an Officer’s Certificate of the Issuer delivered to the Trustee no later than two Business Days prior to the redemption date.

SECTION 5.2.    Selection of Notes to Be Redeemed or Purchased.

With respect to any partial redemption or repurchase of any Notes made pursuant to this Indenture, if less than all of the Notes are to be redeemed or purchased, at any given time, selection of such Notes for redemption will be made by the Trustee (a) on a pro rata basis to the extent practicable or (b) by lot or such other similar method in accordance with the procedures of DTC; provided that no Notes of $1,000 or less shall be redeemed or repurchased in part. In the event of partial redemption, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption or purchase date from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or an integral multiple of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased.

Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

SECTION 5.3.    Notice of Redemption. Notices of purchase or redemption shall be delivered electronically, in accordance with DTC procedures in the case of Global Notes, or mailed by first-class mail, postage prepaid, at least 15 days but not more than 60 days before the purchase or redemption date to each applicable Holder at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of any Notes or a satisfaction and discharge of this Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The notice shall identify the Notes (including the CUSIP number) to be redeemed and shall state:

(a)    the redemption date;

(b)    the redemption price (or manner of calculation if not then known);

(c)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, with respect to Notes represented by Definitive Notes, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note; provided that the new Notes will only be issued in denominates of $1,000 and integral multiples of $1,000 in excess thereof;

(d)    the name and address of the Paying Agent;

(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)    that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)    the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least one Business Day prior to the date on which the Issuer instructs the Trustee to send the notice to the Holders (or such shorter period as the Trustee shall agree), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 5.4.    Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 5.3, Notes called for redemption, unless such redemption is conditioned on the happening of a future event, become irrevocably due and payable on the redemption date at the redemption price. Notice of any redemption in respect of any corporate transaction or other event (including any Equity Offering, Qualified IPO, Incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. Any redemption or notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Issuer if the Issuer determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

SECTION 5.5.    Deposit of Redemption or Purchase Price. Prior to 11:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 2.1.

SECTION 5.6.    Notes Redeemed or Purchased in Part. Upon surrender of a Note represented by Definitive Notes that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Issuer Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided, that each such new Note shall be in a principal amount of $1,000 or integral multiple of $1,000 in excess thereof.

SECTION 5.7.    Optional Redemption.

(a)    At any time prior to May 15, 2022, the Issuer may, on one or more occasions, redeem all or any portion of the Notes, upon notice as provided in Section 5.3, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of the Redemption Date (the “Redemption Date”), plus accrued and unpaid interest, to, but excluding, the Redemption Date.

(b)    Prior to May 15, 2022, the Issuer may, at its option, upon notice as provided in Section 5.3 with the net cash proceeds of one or more Equity Offerings (other than any Qualified IPO), redeem up to 40% of the aggregate principal amount of the Notes originally issued under this Indenture (including any Additional Notes issued after the Issue Date) at a redemption price equal to 107.125% of the principal amount thereof, plus accrued and unpaid interest, to, but excluding, the Redemption Date; provided that (i) at least 50% of the aggregate principal amount of Notes originally issued under this Indenture (including any Additional Notes issued after this Issue Date) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuer or its Subsidiaries) and (ii) any such redemption occurs within 180 days following the closing of any such Equity Offering. The Notes to be redeemed shall be selected in the manner described under Section 5.1 through Section 5.6.

(c)    Prior to May 15, 2022, the Issuer may, at its option, on one or more occasions, redeem either (x) up to 40% of the aggregate principal amount of Notes originally issued under this Indenture (including any Additional Notes issued after the Issue Date) or (y) 100% of the aggregate principal amount of Notes originally issued under this Indenture (including any Additional Notes issued after the Issue Date), in each case, with the proceeds of a Qualified IPO, upon notice pursuant to Section 5.3 at a redemption price equal to 107.125% of the principal amount thereof plus accrued and unpaid interest, to, but excluding, the Redemption Date; provided that any such redemption occurs within 180 days following the closing of any such Qualified IPO, provided, further, that following such redemption, either (a) at least 60% of the aggregate principal amount of Notes originally issued under this Indenture (including any Additional Notes issued after Issue Date) remains outstanding immediately after the occurrence of any such redemption or (b) all of the Notes originally issued under this Indenture (including any Additional Notes issued after the Issue Date) are redeemed. If less than 100% of the aggregate principal amount of the Notes are redeemed pursuant to this clause (c), the Notes to be redeemed shall be selected in the manner described under Section 5.1 through Section 5.6.

(d)    Except pursuant to Section 5.7(a), (b) or (c), the Notes shall not be redeemable at the Issuer’s option prior to May 15, 2022.

(e)    The Issuer may redeem the Notes, in whole or in part, at any time on or after May 15, 2022 upon notice as provided in Section 5.3 at the following redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, to, but excluding, the Redemption Date (subject to the right of Holders on the relevant regular record date to receive interest due on an Interest Payment Date that is prior to the redemption date), if redeemed during the 12-month period beginning on May 15 of the years indicated below:

Percentage

2022	104.750%
2023	102.375%
2024 and thereafter	100.000%

(f)    Unless the Issuer defaults in payment of the redemption price, interest shall cease to accrue on Notes or portions thereof called for redemption, unless such redemption is conditioned on the happening of a future event.

(g)    Any redemption pursuant to this Section 5.7 shall be made pursuant to the provisions of Section 5.1 through Section 5.6.

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(h)    The Issuer may, at its option, elect to redeem the Notes pursuant to more than one type of redemption described under Section 5.7 on a concurrent basis.

SECTION 5.8.    Mandatory Redemption. The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1.    Events of Default. Each of the following is an “Event of Default”:

(a)    default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(b)    default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(c)    failure to perform or comply with Section 3.9 and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 30% in aggregate principal amount of the outstanding Notes voting as a single class;

(d)    except as permitted by this Indenture, any Note Guarantee of any Guarantor that is a Significant Subsidiary (or group of Guarantors that together (determined as of the most recent consolidated financial statements of the Issuer delivered pursuant to Section 3.9(a)(i)(A) or Section 3.9(a)(i)(B)) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Guarantors that, taken together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end) would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its or their Note Guarantee(s) or gives written notice to such effect, other than by reason of the termination of this Indenture or the release of any such Note Guarantee in accordance with this Indenture;

(e)    default in the performance, or breach, of any covenant or agreement of the Issuer or any Restricted Subsidiary of the Issuer in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (a), (b), (c) or (d) above), and continuance of such default or breach for a period of

60 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 30% in aggregate principal amount of the outstanding Notes voting as a single class;

(f)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for Borrowed Money by the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer delivered pursuant to Section 3.9(a)(i)(A) or Section 3.9(a)(i)(B)) would constitute a Significant Subsidiary), other than Indebtedness owed to the Issuer or any Restricted Subsidiary, if both:

(i)    such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity, and

(ii)    the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $50.0 million or more at any one time outstanding;

(g)    the entry against the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer delivered pursuant to Section 3.9(a)(i)(A) or Section 3.9(a)(i)(B)) would constitute a Significant Subsidiary) of a final non-appealable judgment(s) by court(s) of competent jurisdiction for the payment of money in an aggregate amount in excess of $50.0 million (net of amounts covered by (x) insurance for which the insurer thereof has been notified of such claim and has not been denied or (y) valid third party indemnifications for which the indemnifying party thereof has been notified of such claim and has not challenged such indemnification), by a court or courts of competent jurisdiction, which judgment(s) remain undischarged, unpaid or unstayed for a period of 60 consecutive days; or

(h)    the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer delivered pursuant to Section 3.9(a)(i)(A)) or Section 3.9(a)(i)(B)) would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i)      commences a voluntary case or proceeding;

(ii)     consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii)    consents to the appointment of a custodian of it or for substantially all of its property;

(iv)    makes a general assignment for the benefit of its creditors;

(v)     consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

(vi)    takes any comparable action under any foreign laws relating to insolvency; or

(i)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer delivered pursuant to Section 3.9(a)(i)(A) or Section 3.9(a)(i)(B)) would constitute a Significant Subsidiary), in an involuntary case; (B) appoints a custodian of the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer delivered pursuant to Section 3.9(a)(i)(A) or Section 3.9(a)(i)(B)) would constitute a Significant Subsidiary), for substantially all of its property; or (C) orders the winding up or liquidation of the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer delivered pursuant to Section 3.9(a)(i)(A) or Section 3.9(a)(i)(B)) would constitute a Significant Subsidiary).

SECTION 6.2.    Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(h) or (i)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 30% in aggregate principal amount of the outstanding Notes voting as a single class may declare the principal of the Notes, premium, if any, and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in this Indenture; provided, further, such rescission would not conflict with any judgment of a court of competent jurisdiction.

In the event of a declaration of acceleration of the Notes solely because an Event of Default specified in Section 6.1(f) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the Event of Default or payment default triggering such Event of Default pursuant to Section 6.1(f) shall be remedied or cured by the Issuer or a Restricted Subsidiary of the Issuer or waived by the holders of the relevant Indebtedness within 30 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in Section 6.1(h) or (i) occurs, the principal of, premium, if any, and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

Any notice of Event of Default, notice of acceleration or instruction to the Trustee to provide a notice of Event of Default, notice of acceleration or to take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Issuer and the Trustee that such Holder is not Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Event of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Noteholder Direction, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action, staying any remedy or otherwise failing to act in accordance with a Noteholder Direction during the pendency of any dispute related to a Noteholder Direction or Verification Covenant. The Trustee shall have no liability to the Issuer, any Holder or any other Person in acting in good faith on a Noteholder Direction.

SECTION 6.3.    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of (or premium, if any) or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Guarantees.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4.    Waiver of Past Defaults. The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee (with a copy to the Issuer, but the applicable waiver or rescission shall be effective when the notice is given to the Trustee) may, on behalf of the Holders of all the Notes, (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an existing Default and its consequences under this Indenture except (i) a continuing Default in the payment of the principal of, or premium, if any, or interest on a Note held by a non- consenting Holder or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected and (b) rescind any acceleration and its consequences with respect to the Notes provided such rescission would not conflict with any judgment of a court of competent jurisdiction. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.5.    Control by Majority. The Holders of a majority in principal amount of the outstanding Notes voting as a single class shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, the Notes or the Guarantees or, subject to Section 7.1 and Section 7.2, that the Trustee determines is unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any such action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

SECTION 6.6.    Limitation on Suits. No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless (x) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (y) the Holders of at least 30% in aggregate principal amount of the outstanding Notes voting as a single class shall have made written request to the Trustee, and provided indemnity satisfactory to the Trustee in its reasonable discretion, to institute such proceeding as Trustee and (z) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7.    Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium (if any), or interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8.    Collection Suit by Trustee. If an Event of Default specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.

SECTION 6.9.    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. (a) If the Trustee collects any money or property pursuant to this ARTICLE VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due to it under Section 7.6;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

THIRD: to the Issuer, or to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

(b)    The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall send to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Issuer, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1.    Duties of Trustee. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture, the Notes or the Guarantees at the request or direction of any of the Holders unless the Holders have offered the Trustee indemnity or security satisfactory to the Trustee against any cost, loss, liability or expense.

(a)    Except during the continuance of an Event of Default:

(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture, the Notes or the Guarantees, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Notes or the Guarantees, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)    this paragraph does not limit the effect of paragraph (a) of this

Section 7.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and

(iv)    No provision of this Indenture, the Notes or the Guarantees shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

(d)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(e)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

(g)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by one Officer of the Issuer.

SECTION 7.2.    Rights of Trustee. Subject to Section 7.1:

(a)    The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Issuer as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Issuer.

(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or an Opinion of Counsel, subject to customary assumptions and exclusions.

(c)    The Trustee may execute any of the trusts and powers hereunder or perform any duties hereunder either directly by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care by it hereunder.

(d)    In the absence of willful misconduct or negligence, the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, conferred upon it by this Indenture.

(e)    The Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture, the Notes or the Guarantees shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Notes or the Guarantees in good faith and in accordance with the advice or opinion of such counsel.

(f)    The Trustee shall not be deemed to have notice of any Default or Event of Default or whether any entity or group of entities constitutes a Significant Subsidiary unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default or of any such Significant Subsidiary is received by the Trustee at the corporate trust office of the Trustee specified in Section 12.1, and such notice references the Notes and this Indenture.

(g)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(h)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Notes or the Guarantees at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless the Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, losses, expenses and liabilities which may be incurred therein or thereby.

(i)    The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is actually known to a Trust Officer of the Trustee.

(j)    Whenever in the administration of this Indenture, the Notes or the Guarantees the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence or willful misconduct on its part, rely upon an Officer’s Certificate.

(k)    In no event shall the Trustee be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Issuer and the Restricted Subsidiaries, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(m)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(n)    The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or the Notes.

(o)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

SECTION 7.3.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.9 and 7.10. In addition, the Trustee shall be permitted to engage in transactions with the Issuer.

SECTION 7.4.    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Offering Memorandum, the Purchase Agreement, the Guarantees or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the sale of the Notes, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Issuer pursuant to the terms of this Indenture and shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.5.    Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall send to each Holder at the address set forth in the Notes Register notice of the Default or Event of Default within 90 days after it is actually known to a Trust Officer. Except in the case of a Default relating to the payment of principal of, premium (if any), or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6.    Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services hereunder and under the Notes and the Guarantees as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and Guarantors jointly and severally shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing reports, certificates and other documents, costs of preparation and mailing of notices to Holders. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the respective agents, counsel, accountants and experts of the Trustee. The Issuer and Guarantors jointly and severally shall indemnify each of the Trustee and its officers, directors, shareholders, employees and agents against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without willful misconduct or negligence on its part in connection with the acceptance or administration of this trust, the exercise of its rights and powers, and the performance of its duties hereunder and under the Notes and the Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.6), the Notes and the Guarantees and of defending itself against any claims (whether asserted by any Holder, the Issuer or otherwise). Each of the Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity of which it has received written notice. Failure by the

Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuer’s expense in the defense. The Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided, that the Issuer shall not be required to pay the fees and expenses of such separate counsel if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Issuer and the Trustee in connection with such defense. Neither the Issuer or any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Issuer shall not settle or compromise any action, suit, proceeding or claim relating to the Trustee in any manner that would adversely affect the Trustee, as determined by the Trustee in its reasonable discretion, or would obligate the Trustee to pay any sum or perform any obligation that is inconsistent with the provisions of this Indenture.

To secure the Issuer’s and Guarantors’ payment obligations in this Section 7.6, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee’s right to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or Indebtedness of the Issuer.

The Issuer’s and Guarantors’ payment obligations pursuant to this Section 7.6 shall survive the discharge of this Indenture and the resignation or removal of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after the occurrence of a Default specified in clause (h) or (i) of Section 6.1, the expenses (including the reasonable fees and expenses of its counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.7.    Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing not less than 30 days prior to the effective date of such resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the removed Trustee in writing not less than 30 days prior to the effective date of such removal and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer shall remove the Trustee if:

(a)    the Trustee fails to comply with Section 7.9;

(b)    the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)    a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee as described in the preceding paragraph, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Notes may petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.9, any Holder, who has been a bona fide holder of a Note for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Issuer’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee. The retiring Trustee shall have no liability for any action or inaction of any successor Trustee.

SECTION 7.8.    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

SECTION 7.9.    Eligibility; Disqualification. This Indenture shall always have a Trustee that satisfies the requirements of TIA § 310(a)(1), (2) and (5) (whether or not applicable by law) in every respect. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b) (whether or not applicable by law); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) (whether or not applicable by law) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) (whether or not applicable by law) are met.

SECTION 7.10. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA § 311(a) (whether or not applicable by law), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) (whether or not applicable by law) to the extent indicated.

SECTION 7.11. Trustee’s Application for Instruction from the Issuer. Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Issuer actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE                VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.    Option to Effect Legal Defeasance or Covenant Defeasance; Defeasance. The Issuer may elect, at its option, to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this ARTICLE VIII.

SECTION 8.2.    Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligation with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.6 hereof and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all of their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same) and to have cured all then existing Events of Default, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)    the rights of Holders to receive payments in respect of the principal of and any premium and interest on the Notes when payments are due solely out of the trust referred to in Section 8.4 hereof;

(b)    the Issuer’s obligations with respect to the Notes under ARTICLE II concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and Section 3.10 hereof concerning the maintenance of an office or agency for payment and money for security payments held in trust;

(c)    the rights, powers, trusts, duties and immunities of the Trustee and the Issuer’s and Guarantors’ obligations in connection therewith; and

(d) this ARTICLE VIII with respect to provisions relating to Legal Defeasance.

SECTION 8.3.    Covenant Defeasance. Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from each of their obligations under the covenants contained in Section 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, Section 3.15 and clause (iii) of Section 4.1(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Section 6.1(c), Section 6.1(d), Section 6.1(e) and Section 6.1(g) shall not constitute Events of Default.

SECTION 8.4.    Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.2 or Section 8.3:

(a)    the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of (i) money in an amount, (ii) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (iii) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized investment bank, appraisal firm or independent public accountants, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Issuer has made arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer) the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the Redemption Date;

(b)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law (whether by statute or judicial precedent), in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such Legal Defeasance had not occurred;

(c)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that the Holders of such outstanding Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

(d)    no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing (and any similar concurrent deposit relating to other Indebtedness) and the granting of Liens to secure such borrowings);

(e)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer is a party or by which the Issuer is bound (other than that resulting from a borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing); and

(f)    the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, subject to customary assumptions and exclusions, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

SECTION 8.5.    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and additional interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this ARTICLE VIII to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non- callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6.    Repayment to the Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request unless an abandoned property law designates another Person or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Issuer for payment thereof unless an abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the direction and expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.7.    Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. government obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. government obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.1.    Without Consent of Holders. Notwithstanding Section 9.2 of this Indenture, without the consent of any Holders, the Issuer, the Guarantors and the Trustee, at any time and from time to time, may amend or supplement this Indenture, the Notes and the Note Guarantees for any of the following purposes:

(a)    to evidence the succession of a Person to the Issuer and the assumption by any such successor of the covenants of the Issuer in this Indenture and the Notes and, if applicable, the Note Guarantee;

(b)    to add to or modify the covenants, in each case, for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer or a Restricted Subsidiary of the Issuer;

(c)    to add covenants or additional Defaults or Events of Default for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(d)    to provide for uncertificated Notes in addition to or in place of the certificated Notes or to alter the provisions of this Indenture relating to the form of the Notes (including the related definitions) in a manner that does not materially adversely affect any Holder (provided that the uncertified Notes are issued in registered form for purposes of Section 163(f) of the Code);

(e)    to evidence and provide for the acceptance of appointment under this Indenture by a successor or replacement Trustee;

(f)    to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(g)    to add a Guarantor (including a guarantee of a Parent Entity) or release a guarantee of a Parent Entity;

(h) to cure any ambiguity, defect, omission, mistake or inconsistency;

(i)    to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder (as determined in good faith by the Issuer or any Parent Entity on behalf of the Issuer);

(j)    to conform the text of this Indenture, the Notes or the Note Guarantee to any provision under the heading “Description of the Notes” in the Offering Memorandum to the extent that the Trustee has received an Officer’s Certificate stating that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantee;

(k)    to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(l)    to amend the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided that (i) compliance with this Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(m)    to comply with the rules of any applicable securities depository; or

(n)    to secure the Notes and/or the Note Guarantees and add provisions regarding the release of collateral.

Subject to Section 9.2, upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 12.2, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

After an amendment or supplement under this Section 9.1 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.1.

SECTION 9.2.    With Consent of Holders.

Except as provided below in this Section 9.2, this Indenture, the Notes and any Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes voting as a single class then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes, and, subject to Section 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes and the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes). Section 2.11 and Section 12.4 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.2.

Upon the request of the Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 12.2, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

Without the consent of each Holder of Notes directly affected thereby, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(a)    reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

(b)    reduce the principal amount of or change the fixed maturity date of any such Note or reduce the premium payable upon the redemption of the Notes or change the time at which such Notes may be redeemed as described under Section 5.7; provided that any amendment to the minimum notice requirement may be made with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding;

(c)    reduce the rate of or change the time for payment of interest on any such Note;

(d)    waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes voting as a single class and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Note Guarantee which cannot be amended or modified without the consent of all affected Holders;

(e)    make any such Note payable in money other than that stated in the Notes;

(f)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(g)    make any change to the amendment and waiver provisions in this Section 9.2;

(h)    impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(i)    make any change to the ranking or modify the ranking of any such Note or Note Guarantee that would adversely affect the Holders (except as expressly set forth in Section 9.1).

It shall not be necessary for the consent of the Holders under this Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of the Notes given in connection with a tender or exchange of such Holder’s Notes shall not be rendered invalid by such tender or exchange.

After an amendment or supplement under this Section 9.2 becomes effective, the Issuer shall mail to the Holders affected a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement.

For the avoidance of doubt, the provisions of Section 3.8 relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control, including the definition of “Change of Control,” may be waived, amended or modified with the written consent of the Holders of a majority in principal amount of the Notes outstanding under this Indenture.

SECTION 9.3.    Revocation and Effect of Consents and Waivers.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent or waiver as to such Holder’s Note or portion of its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.4.    Notation on or Exchange of Notes.

The Issuer or, at the request of the Issuer, the Trustee, may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Issuer Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.5.    Trustee to Sign Amendments.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this ARTICLE IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.1 and Section 7.2) shall be fully protected in relying upon, in addition to the documents required by Section 12.2, an Officer’s Certificate and an Opinion of Counsel, subject to customary assumptions and exclusions, stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE X

GUARANTEE

SECTION 10.1. Guarantee. Subject to the provisions of this ARTICLE X, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6) on the Notes and all other obligations and liabilities of the Issuer under this Indenture (including without limitation interest) (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Note Guarantee shall be on an unsecured senior basis. Each Guarantor agrees that the Guaranteed Obligations shall (a) rank equally in right of payment with other existing and future senior Indebtedness of each such Guarantor, (b) be effectively subordinated to all Secured Indebtedness of each such Guarantor to the extent of the value of the assets securing such Indebtedness and (c) shall be senior in right of payment to all existing and future Subordinated Indebtedness of each such Guarantor.

To evidence its Note Guarantee set forth in this Section 10.1, each Guarantor hereby agrees that this Indenture (or a supplemental indenture to this Indenture) and a notation of the Note Guarantee shall both be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding the absence of the notation of the Note Guarantee on the Notes.

If an Officer whose signature is on this Indenture or a supplemental indenture hereto no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

Upon execution of a supplemental indenture to this Indenture by the Guarantors, the Note Guarantees set forth in this Indenture shall be deemed duly delivered, without any further action by any Person, on behalf of the Guarantors. Following the Issue Date, the delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture or any supplemental indenture on behalf of the Guarantors.

Each Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this ARTICLE X notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.

Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.

Except as set forth in Section 10.2, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the failure of any Holder to exercise any right or remedy against any other Guarantor; (e) any change in the ownership of the Issuer; (f) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or (g) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Guarantor is released from its Note Guarantee in compliance with Section 10.2, ARTICLE VIII or ARTICLE XI. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holders an amount equal to the sum of (a) the unpaid amount of such Guaranteed Obligations then due and owing and

(b)    accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (a) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (b) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

SECTION 10.2. Limitation on Liability, Termination, Release and Discharge.

(a)    Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Senior Secured Credit Facilities) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)    Any Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged upon:

(i)    any sale, exchange, disposition or transfer (by merger, consolidation or otherwise) of (A) the Capital Stock of a Guarantor (including any sale, exchange, disposition or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or (B) all or substantially all of the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture;

(ii)    the release or discharge of the guarantee by, or direct obligation of, such Guarantor with respect to the Senior Secured Credit Facilities or the Guarantee which resulted in the creation of such Note Guarantee, except a discharge or release by or as a result of payment under such guarantee or direct obligation;

(iii)    (A) the designation of any Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture or (B) the occurrence of any other event following which such Guarantor is no longer a Restricted Subsidiary in a manner not in violation of this Indenture;

(iv)    exercise of Legal Defeasance or Covenant Defeasance by the Issuer as described under Section 8.2 or Section 8.3 or the Issuer’s obligations under this Indenture being discharged in accordance with ARTICLE XI;

(v)    any Guarantor ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Secured Indebtedness or other exercise of remedies in respect thereof, subject to, in each case, such foreclosure or exercise of remedies not being in violation of this Indenture;

(vi) the occurrence of a Covenant Suspension Event:

(vii)    the merger, consolidation or amalgamation of any Guarantor with and into the Issuer, another Guarantor or a Person that will become a Guarantor upon the consummation of such merger, consolidation or amalgamation, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or

(viii) as described in ARTICLE IX.

Upon the release and discharge of any Note Guarantee pursuant to this clause (b), the Trustee shall execute an instrument evidencing the release of such Guarantor upon such Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, subject to customary assumptions and exclusions, stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

SECTION 10.3. Right of Contribution. Each Guarantor hereby agrees that any Guarantor that makes a payment on the obligations under the Note Guarantees shall be entitled, upon payment in full of all obligations under the Guarantees, to a contribution from each other Guarantor in an amount equal to such other Guarantors’ pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any other Guarantor or any guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

SECTION 10.5. Release of Parent Company Guarantee. Any guarantee of the Notes provided by a Parent Entity of the Issuer may be released at any time in the Issuer’s sole discretion.

SATISFACTION AND DISCHARGE

Notes, when:

SECTION 11.1. Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all

(a)    either: (i) all Notes theretofore authenticated and delivered (except lost stolen or destroyed notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation, or (ii) all such Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable by making a notice of redemption or otherwise, (B) will become due and payable within one year or are to be called for redemption within one year or (C) if redeemable at the option of the Issuer, are to be called for redemption within one year (a “Discharge”) under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or Redemption Date; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the Redemption Date only required to be deposited with the Trustee on or prior to the Redemption Date;

(b)    the Issuer has paid or caused to be paid all other sums then due and payable under this Indenture by the Issuer;

(c)    the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(d)    the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that all conditions precedent set forth in clauses (a)-(c) have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 11.1(a), the provisions of Section 12.1 and Section 8.6 hereof shall survive.

SECTION 11.2. Application of Trust Money.

Subject to the provisions of Section 8.6 hereof, all money deposited with the Trustee pursuant to Section 11.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.1; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1. Notices. Any notice or communication shall be in writing and delivered in person, sent by facsimile, sent by electronic mail, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Issuer or the Guarantors: CPG International LLC

1330 W Fulton Street, Suite 350

Chicago, Illinois 60607

Attention: Chief Financial Officer

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Ari Blaut

Facsimile: (212) 291-1656

E-mail: blauta@sullcrom.com

if to the Trustee, at its corporate trust office, which

corporate trust office for purposes of this Indenture is at

the date hereof located at:

Wilmington Trust, National Association

1100 N. Market Street,

Wilmington, DE 19890

Attention: CPG International, LLC Administrator

Facsimile: 302-636-4145

Email: tmorris@wilmingtontrust.com

The Issuer or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, without automatic reply that such was unsuccessful, if emailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be delivered electronically or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery or emailed to its address shown on the register kept by the Registrar.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Issuer shall provide the Trustee with an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons. The Issuer shall update the incumbency certificate from time to time whenever a person is to be added or deleted from the listing. Failure to provide an incumbency certificate shall only affect the Issuer’s ability to provide electronic instructions or directions to the Trustee and shall not constitute a breach under this Indenture. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall be entitled to all of the protections afforded to it under this Indenture in reliance on any such instructions. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC for such Note (or its designee), pursuant to the customary procedures of DTC.

SECTION 12.2. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(a)    an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)    an Opinion of Counsel, subject to customary assumptions and exclusions, in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.3. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)    a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such individual (not in its individual capacity), he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether or not, in the opinion of such individual (not in its individual capacity), such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

SECTION 12.4. When Notes Disregarded. In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Guarantor or any Affiliate of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 12.5. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or at meetings of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.6. Business Days. If a payment date (including an Interest Payment Date) is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is a Business Day, the record date shall not be affected.

SECTION 12.7. GOVERNING LAW.

(a)    THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY JURISDICTION THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE SUBSIDIARY GUARANTEES, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS INDENTURE SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS INDENTURE AGAINST ANY PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE IN ANY COURT REFERRED TO IN SECTION 12.7(B) HERETO. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.1 HEREOF, SUCH SERVICE TO BE EFFECTIVE UPON RECEIPT. NOTHING IN THIS INDENTURE WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 12.8. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they shall provide the Trustee with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

SECTION 12.9. No Recourse Against Others. An incorporator, director, officer, employee, manager or stockholder of the Issuer or any Guarantor or any of their respective Parent Entities or equity owners, solely by reason of this status, shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Note Guarantees or this Indenture, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are a part of the consideration for the issuance of the Notes.

SECTION 12.10.    Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11.    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.12.    Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.13.    WAIVERS OF JURY TRIAL. ALL PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 12.14.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or the unavailability of the Federal Reserve Bank wires or telex or other wire or communication facility it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.15.    Severability; Entire Agreement. If a court of competent jurisdiction declares any provision hereof invalid, it will be ineffective only to the extent of such invalidity, so that the remainder of the provision and this Indenture will continue in full force and effect. This Indenture and the exhibits hereto constitute the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

SECTION 12.16.    Electronic Signatures. The words “execution,” “signed,” “signature,” and words of similar import in this Indenture and the Notes shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

CPG INTERNATIONAL LLC
By: /s/ Paul Kardish
Name: Paul Kardish
Title: Senior Vice President and
Chief Legal Officer

[Signature Page to the Indenture]

VYCOM CORP.

SCRANTON PRODUCTS INC.

SANATEC SUB I CORPORATION

SANTANA PRODUCTS INC.

CPG SUB I CORPORATION

CPG BUILDING PRODUCTS LLC

WES, LLC

ULTRALOX TECHNOLOGY, LLC

VERSATEX HOLDINGS, LLC

VERSATEX BUILDING PRODUCTS, LLC

By: /s/ Paul Kardish
Name: Paul J. Kardish
Title: Chief Legal Officer and Senior Vice President

[Signature Page to the Indenture]

WILMINGTON TRUST, NATIONAL

ASSOCIATION, as Trustee

By: /s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

[Signature Page to the Indenture]

SCHEDULE I

VYCOM CORP.

SCRANTON PRODUCTS INC.

SANATEC SUB I CORPORATION

SANTANA PRODUCTS INC.

CPG BUILDING PRODUCTS LLC

CPG SUB I CORPORATION

WES, LLC

ULTRALOX TECHNOLOGY, LLC

VERSATEX HOLDINGS, LLC

VERSATEX BUILDING PRODUCTS, LLC

EXHIBIT A: Form of Note

[FORM OF FACE OF NOTE]

[Applicable Restricted Notes Legend]

[Depository Legend, if applicable]

[OID Legend, if applicable]

[Temporary Regulation S Legend, if applicable]

No. [ ]	Principal Amount $[ ] [as revised by the Schedule of Increases and Decreases in Global Note attached hereto][1] CUSIP NO. [2]

CPG INTERNATIONAL LLC

9.500% Senior Notes due 2025

CPG International LLC, a Delaware limited liability company (the “Issuer”), promises to pay to [Cede & Co.]1, or its registered assigns, the principal sum of                 Dollars, [as revised by the Schedule of Increases and Decreases in the Global Note attached hereto]1, on May 15, 2025.

Interest Payment Dates: May 15 and November 15, commencing on November 15, 2020

Record Dates: May 1 and November 1

Additional provisions of this Note are set forth on the other side of this Note.

1 Insert in Global Notes only

2 144A – 12655XAA8

   Reg S – U2205XAA1

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

CPG International LLC
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Trust, National Association, as Trustee,

certifies that this is one of the

Notes referred to in the Indenture.

By:	Date:
Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]

CPG INTERNATIONAL LLC

9.500% Senior Notes due 2025

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1.    Interest

CPG International LLC, a Delaware limited liability company (such limited liability company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate of 9.500% per annum, which shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 12, 2020. The Issuer shall pay interest on overdue principal at the rate specified herein, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuer shall make each interest payment in cash semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2020, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) to Holders of record of Notes on the immediately preceding May 1 and November 1.

2.    Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium or interest when due. Interest on any Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding May 1 and November 1 at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 of the Indenture. The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of Paying Agent or Registrar designated by the Issuer maintained for such purpose in the United States or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3 of the Indenture; provided, however, that, at the option of the Issuer, the principal of (and premium, if any) and interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository.

3.    Paying Agent and Registrar

The Issuer initially appoints Wilmington Trust, National Association (the “Trustee”), as Registrar and Paying Agent for the Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders. The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

4.    Indenture

The Issuer issued the Notes under an Indenture dated as of May 12, 2020 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among CPG International LLC, the guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior unsecured obligations of the Issuer. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited. This Note is one of the 9.500% Senior Notes due 2025 referred to in the Indenture. The Notes include (i) $350,000,000 principal amount of the Issuer’s 9.500% Senior Notes due 2025 issued under the Indenture (the “Initial Notes”) and (ii) if and when issued, additional 9.500% Senior Notes due 2025 of the Issuer that may be issued from time to time in accordance with the Indenture subsequent to May 12, 2020 (the “Additional Notes”) as provided in Section 2.1(a) of the Indenture. The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of the Indenture and any security documents. The Indenture imposes certain limitations on the incurrence of indebtedness and issuance of disqualified stock, the making of restricted payments, the incurrence of certain liens, dividend and other payment restrictions affecting restricted subsidiaries, the sale of assets and subsidiary stock, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Notes by certain subsidiaries.

5.    Redemption

At any time prior to May 15, 2022, the Issuer may, on one or more occasions, redeem all or any portion of the Notes, upon notice as provided in Section 5.3 of the Indenture, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium as of the Redemption Date (the “Redemption Date”), plus accrued and unpaid interest, to, but excluding, the Redemption Date.

Prior to May 15, 2022, the Issuer may, at its option, upon notice as described under Section 5.3 of the Indenture, with the net cash proceeds of one or more Equity Offerings (other than any Qualified IPO), redeem up to 40% of the aggregate principal amount of the Notes originally issued under the Indenture (including any Additional Notes issued after the Issue Date) at a redemption price equal to 107.125% of the principal amount thereof, plus accrued and unpaid interest, to, but excluding the Redemption Date; provided that (a) at least 50% of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes issued after the Issue Date) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuer or its Subsidiaries) and (b) any such redemption occurs within 180 days following the closing of any such Equity Offering. The Trustee shall select the Notes to be purchased in the manner described under Sections 5.1 through 5.6 of the Indenture.

Prior to May 15, 2022, the Issuer may, at its option, on one or more occasions, redeem either (x) up to 40% of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes issued after the Issue Date) or (y) 100% of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes issued after the Issue Date), in each case, with the proceeds of a Qualified IPO, upon notice pursuant to Section 5.3 at a redemption price equal to 107.125% of the principal amount thereof plus accrued and unpaid interest, to, but excluding, the Redemption Date; provided that any such redemption occurs within 180 days following the closing of any such Qualified IPO, provided, further, that following such redemption, either (a) at least 60% of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes issued after Issue Date) remains outstanding immediately after the occurrence of any such redemption or (b) all of the Notes originally issued under the Indenture (including any Additional Notes issued after the Issue Date) are redeemed. If less than 100% of the aggregate principal amount of the Notes are redeemed pursuant to this clause (c), the Notes to be redeemed shall be selected in the manner described under Section 5.1 through Section 5.6.

Except as set forth above, the Notes shall not be redeemable at the Issuer’s option prior to May 15, 2020.

The Issuer may redeem the Notes, in whole or in part, at any time on or after May 15, 2022 upon notice as described under Section 5.3 of the Indenture, at the following redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, to, but excluding the Redemption Date (subject to the right of Holders on the relevant regular record date to receive interest due on an Interest Payment Date that is prior to the Redemption Date), if redeemed during the 12-month period beginning on May 15 of the years indicated below:

Period	Percentage
2022	104.750%
2023	102.375%
2024 and thereafter	100.000%

Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Sections 5.1 through 5.6 of the Indenture.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, Qualified IPO, Incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Issuer if the Issuer determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

The Issuer may, at its option, elect to redeem the Notes pursuant to more than one type of redemption described under Section 5.7 on a concurrent basis.

6.    Repurchase Provisions

If a Change of Control occurs, unless the Issuer or a third party has prior to or concurrently with the time the Issuer is required to make a Change of Control Offer, delivered electronically or mailed a redemption notice with respect to all the outstanding Notes as described in Section 5.7 of the Indenture, each Holder shall have the right to require the Issuer to repurchase from each Holder all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, to, but excluding, the date of purchase, subject to the right of Holders on the relevant record date to receive interest due on the Interest Payment Date as provided in, and subject to the terms of, the Indenture. Such repurchase shall be made subject to the Applicable Procedures.

7.    Denominations; Transfer; Exchange

The Notes shall be issuable only in fully registered form, without coupons, and only in minimum denominations of principal amount of $1,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note (a) for a period beginning (i) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (ii) 15 days before an Interest Payment Date and ending on such Interest Payment Date or (b) (i) called or selected for redemption, except the unredeemed portion of any Note being redeemed in part or (ii) tendered (and not withdrawn) in connection with a Change of Control Offer, Asset Sale Offer or other tender offer.

8.    Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

9.    Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer for payment as general creditors unless an abandoned property law designates another person and not to the Trustee for payment.

10.    Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or Government Securities for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

11.    Amendment, Supplement, Waiver

The provisions governing amendment, supplement and waiver of any provision of the Indenture, the Notes or the Note Guarantees are set forth in ARTICLE IX of the Indenture.

12.    Defaults and Remedies

The Events of Default relating to the Notes are defined in Section 6.1 of the Indenture.

13.    Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not Trustee.

14.    No Recourse Against Others

An incorporator, director, officer, employee, manager or stockholder of the Issuer or any Guarantor or any of their respective Parent Entities or equity owners, solely by reason of this status, shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Note Guarantees or the Indenture, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are a part of the consideration for the issuance of the Notes.

15.    Authentication

This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.    Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.    CUSIP, Common Code and ISIN Numbers

The Issuer has caused CUSIP, Common Code and ISIN numbers, if applicable, to be printed on the Notes and has directed the Trustee to use CUSIP, Common Code and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

18.    Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

CPG International LLC

1330 W Fulton Street, Suite 350

Chicago, IL 60607

Attention: Chief Financial Officer

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Ari Blaut

Facsimile: (212) 291-1656

E-mail: blauta@sullcrom.com

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                    agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Issuer.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer; or
(2)	☐	transferred to the Issuer; or
(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or
(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or
(6)	☐

transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.8 of the Indenture); or

(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Issuer pursuant to Section 3.5 or 3.8 of the Indenture, check either box:

☐	☐
3.5	3.8

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.5 or 3.8 of the Indenture, state the amount in principal amount (must be in denominations of $1,000 or an integral multiple of $1,000 in excess thereof):

$                                                      and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note shall be issued for the portion not being repurchased):

                    .

Date:                             Your Signature

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

EXHIBIT B: Form of Indenture Supplement to Add Future Guarantors

This Supplemental Indenture is entered into as of [                ], 20[    ] (this “Supplemental Indenture”), by and among [NAME OF FUTURE GUARANTOR] (the “New Guarantor”), CPG International LLC (the “Issuer”), the guarantors party thereto from time to time and Wilmington Trust, National Association, as Trustee.

W I T N E S S E T H:

WHEREAS, CPG International LLC, as the issuer and the Trustee have heretofore executed and delivered an Indenture dated as of May 12, 2020 (as supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $350.0 million of 9.500% Senior Notes due 2025 of the Issuer (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all things have been done to make this Supplemental Indenture a legal, valid and binding agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

REPRESENTATIONS; AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1 Representations. The New Guarantor represents and warrants to the Trustee as follows:

(i)    It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

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(ii)    The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary [corporate], [limited liability company] [partnership] action on its part.

SECTION 2.2 Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.3 Guarantee. The New Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to ARTICLE X of the Indenture on a senior unsecured basis.

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Notices. All notices and other communications to the New Guarantor shall be given as provided in the Indenture to the New Guarantor, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS

OF THE STATE OF NEW YORK. Sections 12.7(b)-(d) of the Indenture shall apply to this Supplemental Indenture (including the Guarantees set forth herein) mutatis mutandis.

SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

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SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR], as a Guarantor
By:
Name:
Title:
CPG International LLC, as Issuer
By:
Name:
Title:
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

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